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EXHIBIT 4.7(a)

MPC NATURAL GAS FUNDING TRUST,

Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

INDENTURE

Dated as of December 22, 1998

6.20% Transition Bonds

i

EXHIBITS
EXHIBIT A-1	Form of Temporary Unrestricted Book-Entry Note
EXHIBIT A-2	Form of Unrestricted Book-Entry Note
EXHIBIT A-3	Form of Restricted Book-Entry Note
EXHIBIT B	Form of Definitive Note
EXHIBIT C-1	Form of Institutional Accredited Investor Transferee Compliance Letter
EXHIBIT C-2	Form of Regulation S Transfer Certificate
EXHIBIT C-3	Form of Rule 144A Transfer Certificate
EXHIBIT D	Securities Legend
EXHIBIT E	Form of Clearing System Certificate
SCHEDULE
SCHEDULE I	Required Overcollateralization Level

        INDENTURE dated as of December 22, 1998, between MPC Natural Gas Funding Trust, a special purpose Delaware statutory business trust (the "Issuer"), and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").

        The Issuer has duly authorized the issue of its 6.20% Transition Bonds (the "Notes"), substantially in the tenor hereinafter set forth and in an original principal amount of $62,700,000, and, accordingly, the Issuer has duly authorized the execution and delivery of this Indenture. The Issuer is entering into this Indenture, and the Trustee is accepting the trust-created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

GRANTING CLAUSE

        The Issuer hereby Grants to the Trustee at the Closing Date, as Trustee for the benefit of the Holders of the Notes from time to time issued and outstanding, all of the Issuer's right, title and interest in and to (a) the Transition Property transferred by the Seller to the Issuer pursuant to the Sale Agreement and all proceeds thereof, (b) the Sale Agreement, (c) the Servicing Agreement, (d) the Collection Account (including all subaccounts thereof) and all amounts or investment property on deposit therein or credited thereto from time to time, (e) all other property of whatever kind owned from time to time by the Issuer, (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing and (g) all proceeds of the foregoing (collectively, the "Collateral").

        The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the Notes equally and ratably without prejudice, priority or distinction, except as expressly provided in this Indenture, and to secure compliance with the provisions of this Indenture with respect to the Notes, all as provided in this Indenture.

        The Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties herein required.

ARTICLE I

Definitions and Incorporation by Reference

        SECTION 1.01.    Definitions.    (a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

        "Act" has the meaning specified in Section 11.03(a).

        "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Authorized Officer" means, with respect to the Issuer, any officer of the Issuer who is authorized to act for the Issuer in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Issuer to the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

        "Basic Documents" means this Indenture, the Sale Agreement, the Servicing Agreement, the Trust Agreement, the Purchase Agreement and all other documents and certificates delivered in connection therewith.

        "Beneficial Owner" means any Person owning an interest in a Book-Entry Note as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participant for which a Depositary Participant of the Depositary acts as agent, including the Initial Purchasers and their successors and assigns.

        "Book-Entry Notes" means the Restricted Book-Entry Notes together with the Temporary Book-Entry Notes or Unrestricted Book-Entry Notes, as applicable.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Butte, Montana or St. Paul, Minnesota are authorized or obligated by law, regulation or executive order to remain closed.

        "Capital Subaccount" has the meaning set forth in Section 8.02(a).

        "Cedel" means Cedel Bank Société Anonyme, a depositary of securities in Europe.

        "Clearing System Certificate" has the meaning specified in Section 2.01(a).

        "Closing Date" means December 22, 1998.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

        "Collateral" has the meaning specified in the Granting Clause of this Indenture.

        "Collection Account" has the meaning specified in Section 8.02(a).

        "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 180 East Fifth Street, St. Paul, Minnesota 55101, or at such other address as the Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Noteholders and the Issuer).

        "Covenant Defeasance Option" has the meaning specified in Section 4.01(b).

        "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

        "Definitive Note" has the meaning set forth in Section 2.01(c) hereof.

        "Depositary" means, with respect to the Book-Entry Notes, the Person designated as Depositary pursuant to paragraph (a) of Section 2.01 hereof or any successor thereto pursuant to the applicable provision of this Indenture.

        "Depositary Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of notes deposited with the Depositary.

        "Distribution Compliance Period" means, with respect to the Notes offered and sold in reliance on Regulation S, the period of 40 consecutive days beginning on and including the later of (i) the day on which the Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Closing Date.

        "DTC" means The Depository Trust Company, a New York corporation.

        "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

        "Eligible Institution" means (a) the corporate trust department of the Trustee; provided that an account with the Trustee will only be an Eligible Deposit Account if it is a segregated trust account, or (b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has (A) a long-term unsecured debt rating of AA by Fitch IBCA and Aa2 by Moody's and (B) a certificate of deposit rating of F-1—by Fitch IBCA and P-1 by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified under clause (b) above, the Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

        "Eligible Investments" mean instruments or investment property which evidence:

          (a)  direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

          (b)  demand deposits, time deposits, certificates of deposit or bankers' acceptances of depositary institutions meeting the requirements of clause (b) of the definition of Eligible Institutions;

          (c)  commercial paper (other than commercial paper of MPC) having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

          (d)  investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates is investment manager or advisor);

          (e)  repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution meeting the requirements of clause (b) of the definition of Eligible Institutions; and

          (f)    any other investment permitted by each of the Rating Agencies.

        "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

        "Event of Default" has the meaning specified in Section 5.01.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "FDIC" means the Federal Deposit Insurance Corporation or any successor.

        "Final Maturity Date" means March 15, 2013.

        "Fitch IBCA" means Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.).

        "FTA Collections" means FTA Payments remitted to the Collection Account by the Servicer.

        "FTA Payments" means Actual FTA Payments and Estimated FTA Payments.

        "General Subaccount" has the meaning set forth in Section 8.02(a).

        "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

        "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Register.

        "Indenture" or "this Indenture" means this instrument as originally executed and as supplemented or amended from time to time.

        "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        "Independent Certificate" means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Trustee, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

        "Initial Purchasers" means Goldman, Sachs & Co.

        "Interest Rate" means 6.20%.

        "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

        "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

        "Issuer Trustees" means the Persons named as the Delaware Trustee, the Issuer Trustee and the Independent Trustee in the Trust Agreement.

        "Issuer Trustees Fee" means the fee payable on each Payment Date to the Issuer Trustees under the Trust Agreement.

        "Legal Defeasance Option" has the meaning specified in Section 4.01(b).

        "Legended Definitive Note" means a Definitive Note bearing the Securities Legend.

        "Liquidity Event" means the limitation or elimination of the Issuer's right to assess or collect FTA Charges due to legislative enactment or ballot initiative.

        "Liquidity Subaccount" has the meaning specified in Section 8.02(a).

        "Mandatory Redemption Date" has the meaning specified in Section 10.04.

        "Mandatory Redemption Price" has the meaning specified in Section 10.04.

        "Minimum Denomination" means $100,000 and integral multiples of $1,000 in excess thereof.

        "Moody's" means Moody's Investors Service, Inc.

        "MPC" means The Montana Power Company, a Montana corporation.

        "New York Trust Office" means the office of the Trustee in New York City, which on the date of this Indenture is located at 100 Wall Street, 16th Floor, New York, New York 10005.

        "Notes" has the meaning specified in the preamble hereto.

        "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

        "Operating Expenses" means all fees, costs and expenses (including taxes) of the Issuer incurred in connection with the execution by, and performance of, the Issuer under the Basic Documents, including the Trustee Fee, the Servicing Fee, the Issuer Trustees Fee, any fees, costs and expenses payable or reimbursable by the Issuer to the Trustee, the Servicer or the Issuer Trustees and legal, accounting and Rating Agency fees, costs and expenses with respect to the initial issuance of the Notes and on-going fees, costs and expenses associated therewith while the Notes are Outstanding.

        "Opinion of Counsel" means one or more written opinions of counsel who may except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee as trustee, shall comply with any applicable requirements of Section 11.01, and shall be in form and substance satisfactory to the Trustee.

        "Optional Redemption Date" has the meaning specified in Section 10.01.

        "Optional Redemption Price" has the meaning specified in Section 10.01.

        "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

            (i)  Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

          (ii)  Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Trustee, made); and

          (iii)  Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller, or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

        "Outstanding Amount" means the aggregate principal amount of all Notes Outstanding at the date of determination.

        "Overcollateralization Subaccount" has the meaning specified in Section 8.02(a).

        "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 and is authorized by the Issuer to make payment of principal of or premium, if any, or interest on the Notes on behalf of the Issuer.

        "Payment Date" means March 15 and September 15 of each year, provided that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

        "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

        "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

        "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

        "Purchase Agreement" means the Purchase Agreement by and among MPC, the Issuer and the Initial Purchasers dated December 15, 1998.

        "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

        "Rating Agency" means, Moody's and Fitch IBCA. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee and the Servicer.

        "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given at least ten days prior notice thereof and that each of the Rating Agencies shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of the Notes.

        "Record" has the meaning set forth in Section 2.05(b).

        "Record Date," with respect to any Payment Date, means (i) the Business Day proceeding such Payment Date with respect to the Book-Entry Notes and (ii) the last day of the calendar month preceding such Payment Date with respect to the Definitive Notes. Record Date, with respect to any Redemption Date, means the close of business on the 15th day (whether or not a Business Day) preceding such Redemption Date.

        "Redemption Date" means the Optional Redemption Date or Mandatory Redemption Date for a Note, as applicable.

        "Redemption Price" means the Optional Redemption Price or the Mandatory Redemption Price payable on any Redemption Date, as applicable.

        "Register" has the meaning specified in Section 2.05(a).

        "Registered Holder" means the Person in whose name a Note is registered on the Register on the applicable Record Date.

        "Registrar" means the Person appointed as the initial Registrar in Section 2.05 or any Person appointed by the Issuer as a successor or replacement Registrar.

        "Regulation S" has the meaning set forth in Section 2.01 (a) hereof.

        "Regulation S Transfer Certificate" has the meaning set forth in Section 2.05(c)(iii) hereof.

        "Repurchase Date" has the meaning specified in the Sale Agreement.

        "Required Capital Level" means $313,500.

        "Required Overcollateralization Level" means, as of any Payment Date, the amount required to be on deposit in the Overcollateralization Subaccount as specified in Schedule I hereto.

        "Reserve Subaccount" has the meaning specified in Section 8.02(a).

        "Responsible Officer" means any officer within the Corporate Trust Office, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

        "Restricted Book-Entry Note" has the meaning set forth in Section 2.01(b).

        "Rule 144A Transfer Certificate" has the meaning set forth in Section 2.05(d)(ii) hereof.

        "Sale Agreement" means the Transition Property Purchase and Sale Agreement dated as of December 22, 1998, between the Issuer and the Seller, as amended and supplemented from time to time.

        "Scheduled Maturity Date" means March 15, 2012.

        "Secretary of State" means the Secretary of State of the State of Montana.

        "Securities Act" means the Securities Exchange Act of 1933, as amended.

        "Securities Legend" means the legend set forth in Exhibit D hereto.

        "Semi-Annual Interest" means, with respect to any Payment Date, the semi-annual interest for such Payment Date calculated on the basis of a 360-day year of twelve 30-day months.

        "Semi-Annual Principal" means, with respect to any Payment Date, the excess, if any, of the Outstanding Amount of the Notes over the outstanding principal balance specified for such Payment Date on the Expected Amortization Schedule.

        "Semi-Annual Servicer's Certificate" means the statement prepared by the Servicer on or prior to each Payment Date and provided to the Issuer and the Trustee for delivery to the Noteholders on such Payment Date.

        "Servicer True-up Date" has the meaning given to such term in the Servicing Agreement.

        "Servicing Agreement" means the Transition Property Servicing Agreement dated as of December 22, 1998, between the Issuer and the Servicer, as amended and supplemented from time to time.

        "Servicing Fee" means a semi-annual fee in the amount of $500,000, payable in accordance with Section 6.06 of the Servicing Agreement.

        "Special Payment" means (i) any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of the Notes that is not actually paid by the Issuer within five days of the Payment Date applicable thereto and (ii) any proceeds from the sale of the Collateral by the Trustee pursuant to Article V hereof.

        "Special Payment Date" means, with respect to the distribution of any Special Payment, the date that is the earlier of (i) if the Trustee shall have received such Special Payment without prior notice thereof, 20 days after such receipt is confirmed or (ii) if such Special Payment represents the proceeds of a sale of the Collateral by the Trustee, the earliest date for which it is practicable for the Trustee to give the 20-day notice required by Section 2.08(f).

        "Special Record Date" means, with respect to any Special Payment Date, the close of business on the 15th day (whether or not a Business Day) preceding such Special Payment Date.

        "State" means any one of the 50 states of the United States of America or the District of Columbia.

        "State Pledge" means the pledge and agreement made by the State of Montana, pursuant to Section 69-8-503(3)(d) of the MCA, with the Issuer and the Noteholders that the State of Montana may neither limit nor alter the FTA Charges, the Transition Property, or the Financing Order or Advice Letters relating thereto, or any rights thereunder, until the Notes, together with accrued and unpaid interest thereon, are fully paid and discharged.

        "Successor Servicer" has the meaning specified in Section 3.07(e).

        "Temporary Book-Entry Notes" has the meaning specified in Section 2.01(a).

        "Trust Agreement" means the MPC Natural Gas Funding Trust Agreement dated as of December 11, 1998, among MPC, the Wilmington Trust Company, as Issuer Trustee. Delaware Trustee and Independent Trustee and Patrick Corcoran and Ellen Senechal, as Beneficiary Trustees.

        "Trustee" means U.S. Bank National Association, a national banking association, as Trustee under this Indenture, or any successor Trustee under this Indenture.

        "Trustee Fee" means $5,000 payable on each Payment Date.

        "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

        "Unlegended Definitive Note" means a Definitive Note that does not bear the Securities Legend.

        "Unrestricted Book-Entry Note" has the meaning set forth in Section 2.01(a).

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Issuer's option.

        (b)  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth in the Servicing Agreement as in effect on the Closing

Date for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms:

Term	Section of Servicing Agreement
Actual FTA Payments	Section 1.01
Advice Letters	Section 1.01
Estimated FTA Payments	Section 1.01
Excess Remittance	Section 1.01
Expected Amortization Schedule	Section 1.01
Financing Order	Section 1.01
FTA Charges	Section 1.01
Lien	Section 1.01
MPSC	Section 1.01
MCA	Section 1.01
Non-Routine True-Up Adjustment	Section 1.01
Overcollateralization Amount	Section 1.01
Principal Balance	Section 1.01
Projected Principal Balance	Section 1.01
Remittance Shortfall	Section 1.01
Seller	Section 1.01
Servicer	Section 1.01
Servicer Default	Section 1.01
Transition Property	Section 1.01
True-Up Adjustment	Section 1.01

        SECTION 1.02.    Rules of Construction.    Unless the context otherwise requires:

            (i)  a term has the meaning assigned to it;

          (ii)  an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iii)  "or" is not exclusive;

          (iv)  "including" means including without limitation;

          (v)  words in the singular include the plural and words in the plural include the singular; and

          (vi)  the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture.

ARTICLE II

The Notes

        SECTION 2.01.    Forms Generally.    (a) Upon their original issuance, Notes offered and sold outside the United States in reliance on Regulation S ("Regulation S") under the Securities Act shall be issued in the form of one or more temporary book-entry Notes in definitive, fully registered form without interest coupons, substantially in the form attached as Exhibit A-1 hereto (the "Temporary Book-Entry Notes"), with such legends as may be applicable thereto, which shall be deposited on behalf of the Initial Purchasers with the Trustee at its Corporate Trust Office, as custodian for DTC (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary, and shall represent the beneficial interests of Persons purchasing such Notes; provided that upon such deposit all such Notes shall be credited to or through accounts maintained by DTC by or on behalf of Euroclear or Cedel. Any Temporary Book-Entry Note will be registered and held as described above until the termination of the Distribution Compliance Period. At any time following the termination of the Distribution Compliance Period, upon the receipt by the Trustee of a certificate substantially in the form of Exhibit E hereto (a "Clearing System Certificate"), the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more permanent book-entry Notes in definitive, fully registered form without interest coupons, substantially in the form attached as Exhibit A-2 hereto (the "Unrestricted Book-Entry Notes"), with such legends as may be applicable thereto, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of Cede & Co., as nominee of the Depositary, and shall represent the beneficial interests of Persons purchasing such Notes; provided that upon such deposit all such Notes shall be credited to or through accounts maintained by DTC by or on behalf of Euroclear or Cedel, in exchange for the surrender of Notes of like tenor and amount held through such Temporary Book-Entry Notes. The aggregate principal amount of any Unrestricted Book-Entry Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary for such Note, or the Depositary or its nominee, as the case may be, as hereinafter provided, which adjustments shall be conclusive as to the aggregate principal amount of any such Note.

        No payments (including payments of interest) will be made on any Temporary Book-Entry Note unless exchanged for an interest in an Unrestricted Book-Entry Note.

        (b)  Notes offered and sold within the United States to QIBs in reliance on Rule 144A under the Securities Act shall be issued in the form of one or more book-entry Notes in definitive, fully registered form without interest coupons, substantially in the form attached as Exhibit A-3 hereto (the "Restricted Book-Entry Notes"), with such legends as may be applicable thereto, which shall be deposited on behalf of the Initial Purchasers with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of Cede & Co., as nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Book-Entry Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or the Depositary or its nominee, as the case may be, as hereinafter provided.

        (c)  Notes offered and sold in their initial distribution to a limited number of institutions that are accredited investors (which are not QIBs) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (and institutions in which all the equity owners are such accredited investors) (together referred to as "Institutional Accredited Investors") in transactions exempt from registration under the Securities Act shall be issued in definitive, fully registered form without interest coupons, substantially in the form attached as Exhibit B hereto (the "Definitive Notes"), with such legends as may be applicable thereto. Such Notes shall be delivered to such Institutional Accredited Investors only upon the execution and delivery to the Issuer and the Trustee of an investor transferee compliance letter substantially in the form of Exhibit C-1 hereto.

        (d)  Definitive Notes may also be issued under the limited circumstances set forth in Section 2.05(j) hereof in definitive, fully registered form without interest coupons, with such legends as may be applicable thereto, which shall be duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

        (e)  The Issuer in issuing the Notes may use "CUSIP" or "private placement" numbers (if then generally in use), and if so, the Trustee will indicate the "CUSIP" or "private placement" numbers of the Notes in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and related materials.

        SECTION 2.02.    Denominations.    The Notes shall be issuable as registered definitive Notes in the Minimum Denomination.

        All Notes shall be identical in all respects except for the denominations thereof. All Notes shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

        SECTION 2.03.    Execution, Authentication and Delivery.    The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

        Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

        Each Note shall be dated the date of its authentication.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

        SECTION 2.04.    Temporary Notes.    Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in Minimum Denominations of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations not inconsistent with the terms of this Indenture as the Authorized Officers executing such Notes may determine, as evidenced by their execution of such Notes.

        If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee authenticate and deliver in exchange therefor a like principal amount of definitive Notes of Minimum Denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

        SECTION 2.05.    Registration, Transfer and Exchange of Notes.    (a) The Issuer shall cause to be kept a record of all Notes (the "Register") in which, subject to such reasonable regulations as it may prescribe the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby appointed registrar (in such capacity, the "Registrar") for the purpose of registering Notes and transfers and exchanges of Notes as provided in this Section 2.05. The Registrar will keep the Registrar at its offices. Upon resignation of the Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Registrar. If any Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right (i) to inspect the Register at all reasonable times and to obtain copies thereof and (ii) to rely upon a certificate executed on behalf of such Registrar by a Responsible Officer thereof as to the names and addresses of the Noteholders and the principal amount and number of such Notes. All provisions herein contained for the benefit of the Trustee in its capacity as Trustee shall likewise apply to the Trustee in its capacity as Registrar.

        (b)  The Registrar will also maintain a record (the "Record") that will include notations as to whether the Notes have been paid or canceled, and, in the case of mutilated, destroyed, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Record will include notations of the Note so replaced, and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Record will include notations of the Note so canceled and the date on which such Note was canceled. The Registrar shall at all reasonable times during office hours make the Register and the Record available to any Noteholder, the Issuer, or any person authorized by the Issuer in writing for inspection and for the taking of copies thereof or extracts therefrom and, at the expense of the Issuer, the Registrar shall deliver to such persons all lists of Noteholders, their addresses and amounts of their holdings as they may request. Beneficial Owners shall have the right to inspect the Register and Record upon reasonable prior written notice to the Registrar during normal business hours and, for this purpose only, the identity of any Person as a Beneficial Owner shall be conclusively proved by a certificate executed by such Person certifying that such Person owns a beneficial interest in a Book-Entry Note. The Trustee shall be required to recognize as a "Noteholder" only the Person in whose name a Note is registered in the Register. The Register will show the amount of Notes, the date of issue, and all subsequent transfer and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Noteholder), addresses (including any subsequent address which any Noteholder shall specify by written notice to the Registrar) of the Noteholders and any payment instructions with respect thereto (if different from a Noteholder's registered address).

        (c)  Subject to Section 2.05(f), so long as the Restricted Book-Entry Note remains Outstanding and is held by or on behalf of the Depositary, exchanges or transfers of beneficial interests in the Restricted Book-Entry Note may be made only in accordance with the rules and regulations of the Depositary and the transfer restrictions contained in the legend on the Restricted Book-Entry Note and exchanges or transfers of the Restricted Book-Entry Note may be made only in accordance with the following:

            (i)  An owner of a beneficial interest in such Restricted Book-Entry Note may transfer such interest in the form of a beneficial interest in the Restricted Book-Entry Note to a Qualified Institutional Buyer in a transaction pursuant to Rule 144A under the Securities Act without the provision of written certification.

          (ii)  Subject to clauses (iii) and (iv) of this Section 2.05(c), transfers of the Restricted Book-Entry Note shall be limited to transfers of such Restricted Book-Entry Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (iii)  The Trustee shall effect the transfer of any beneficial interest in the Restricted Book-Entry Note for an interest in the form of a beneficial interest in the Temporary Book-Entry Note or Unrestricted Book-Entry Note (if applicable) if the owner of the beneficial interest in the Restricted Book-Entry Note has provided the Trustee and the Issuer with a written certification substantially in the form of Exhibit C-2 (a "Regulation S Transfer Certificate") hereto, provided that if such transfer occurs prior to the expiration of the Distribution Compliance Period, the newly issued interest must be held through Euroclear or Cedel.

          (iv)  In the event Definitive Notes are issued pursuant to Section 2.05(j), the Trustee shall effect the transfer of such beneficial interest in the Restricted Book-Entry Note for (A) an Unlegended Definitive Note or Notes if the transfer occurs after the expiration of the Distribution Compliance Period and the owner of the beneficial interest in the Restricted Book-Entry Note has provided the Trustee and the Issuer with a Regulation S Transfer Certificate or (B) a Legended Definitive Note or Notes if the transfer occurs prior to the expiration of the Distribution

  Compliance Period or the owner of such beneficial interest has not provided the Trustee or the Issuer with a Regulation S Transfer Certificate.

        (d)  Subject to Section 2.05(f), so long as the Temporary Book-Entry Note or Unrestricted Book-Entry Note (if applicable) remains Outstanding and is held by or on behalf of the Depositary, exchanges or transfers of beneficial interests in a Temporary Book-Entry Note or the Unrestricted Book-Entry Note (if applicable) may be made only in accordance with the rules and regulations of the Depositary and the transfer restrictions contained in the legend on such Note and exchanges or transfers of such Note may be made only in accordance with the following:

            (i)  Subject to clauses (ii) through (iv) of this Section 2.05(d), transfers of Temporary Book-Entry Note or Unrestricted Book-Entry Note (if applicable) shall be limited to transfers of such Note in whole, but note in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (ii)  Prior to the expiration of the Distribution Compliance Period, the Trustee shall cause the exchange or transfer of any beneficial interest in the Temporary Book-Entry Note for an interest in the form of the beneficial interest in the Restricted Book-Entry Note if the owner of the beneficial interest in the Temporary Book-Entry Note has provided the Trustee and the Issuer with written certification in the form of Exhibit C-3 attached hereto (a "Rule 144A Transfer Certificate"). After the expiration of the Distribution Compliance Period the Trustee shall effect the exchange or transfer of any beneficial interest in the Temporary Book-Entry Note or Unrestricted Book-Entry Note (if applicable) for an interest in the form of beneficial interest in the Restricted Book-Entry Note without the provision of written certification.

          (iii)  After the expiration of the Distribution Compliance Period, an owner of a beneficial interest in the Temporary Book-Entry Note or Unrestricted Book-Entry Note (if applicable) may transfer such interest in the form of a beneficial interest in such Unrestricted Book-Entry Note without the provision of written certification. Prior to the expiration of the Distribution Compliance Period, an owner of a beneficial interest in a Temporary Book-Entry Note may transfer such interest in the form of a beneficial interest in such Temporary Book-Entry Note if such transfer in not made to a U.S. Person or for the account or benefit of a U.S. Person and is effected through Euroclear and Cedel in an offshore transaction as required by Regulation S.

          (iv)  In the event Definitive Notes are issued pursuant to Section 2.05(j), prior to the expiration of the Distribution Compliance Period, the Trustee shall cause the exchange or transfer of any beneficial interest in the Temporary Book-Entry Note for a Legended Definitive Note or Notes if such owner has provided the Trustee and the Issuer with a Rule 144A Transfer Certificate or a Regulation S Transfer Certificate. After the expiration of the Distribution Compliance Period, the Trustee shall effect the exchange or transfer of any such beneficial interest in the Temporary Book-Entry Note or Unrestricted Book-Entry Note (if applicable) for an Unlegended Definitive Note or, in the case of a Noteholder requesting in writing a Legended Definitive Note, a Legended Definitive Note or Notes without the provision of written certification.

        (e)  Subject to Section 2.05(g), so long as any Definitive Notes remain Outstanding, exchanges or transfers thereof may only be made in accordance with this Section 2.05(e).

            (i)  The Registrar shall register the exchange or transfer of an Unlegended Definitive Note (which may only be issued pursuant to Section 2.05(j) after the expiration of the Distribution Compliance Period) for an Unlegended Definitive Note or Notes or, in the case of a Noteholder requesting in writing a Legended Definitive Note, a Legended Definitive Note or Notes without the provision of written certification.

          (ii)  The Registrar shall register (A) the transfer of a Legended Definitive Note for an Unlegended Definitive Note or Notes if the transfer occurs after the expiration of the Distribution

  Compliance Period and the Noteholder of the Legended Definitive Note has provided the Trustee and the Issuer with a Regulation S Transfer Certificate or (B) the transfer of a Legended Definitive Note for a newly issued Legended Definitive Notes or Notes if (1) the transferring Noteholder has requested in writing a Legended Definitive Note be provided to the transferee and has provided the Trustee and the Issuer with a Regulation S Transfer Certificate or (2) such transferring Noteholder has provided the Trustee and the Issuer with a Rule 144A Transfer Certificate or (C) the exchange of a Legended Definitive Note for a newly issued Legended Definitive Notes or Notes without requiring any written certification in connection with such exchange if the new Legended Definitive Notes or Notes are issued in the name of the exchanging Noteholder.

          (iii)  The Registrar shall register the transfer or exchange of a Definitive Note for a beneficial interest in (A) the Temporary Book-Entry Note or Unrestricted Book-Entry Note (if applicable) if the Noteholder of the Definitive Note has provided the Trustee and the Issuer with a Regulation S Transfer Certificate or (B) a Restricted Book-Entry Note if the Noteholder of the Definitive Note has provided the Trustee and the Issuer with a Rule 144A Transfer Certificate.

        (f)    Upon acceptance for exchange or transfer of a beneficial interest in one of the Book-Entry Notes for a beneficial interest in the other of the Book-Entry Notes as provided herein, the Trustee shall (or shall request the Depositary to) endorse on the schedules affixed to each of such Book-Entry Notes (or on continuations of such schedules affixed to each of such Book-Entry Notes and made parts thereof) appropriate notations evidencing the date of such exchange, transfer or redemption and (A) in the case of the Book-Entry Note from which such exchange or transfer is made, a decrease in the principal amount being exchanged or transferred, (B) in the case of the Book-Entry Note into which such exchange or transfer is made, an increase in the principal amount of such Book-Entry Note equal to the principal amount being exchanged or transferred and (C) in the case of the Book-Entry Note to be redeemed or partially redeemed, a decrease in the principal amount of such Book-Entry Note equal to the principal amount being redeemed.

        (g)  Subject to the restrictions on transfer and exchange set forth in this Section 2.05 and to any additional restrictions on transfer or exchange specified in the Definitive Notes, the Holder of any Definitive Note may transfer or exchange the same in whole or in part (in a principal amount equal to the minimum authorized denomination or any authorized greater amount) by surrendering such Definitive Note at the New York Trust Office or the Corporate Trust Office together with an executed instrument of assignment and transfer substantially in the form of Exhibit C-1 hereto in the case of transfer and a written request for exchange in the case of exchange. Following a proper request for transfer or exchange, the Trustee shall (provided it has available in its possession an inventory of Definitive Notes), within five (5) Business Days of such request, authenticate and make available at the New York Trust Office or the Corporate Trust Office to the transferee (in the case of transfer) or Noteholder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Noteholder in the case of exchange) to such address as the transferee or Noteholder, as applicable, may request, a Definitive Note or Notes, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Note shall not be valid unless made either the New York Trust Office or the Corporate Trust Office by the registered Noteholder in person, or by a duly authorized attorney-in-fact. Beneficial interests in the Book-Entry Notes shall be exchangeable for Definitive Notes only under the limited circumstances described in sub-paragraph (j) of this Section 2.05.

        (h)  Transfer, registration and exchange shall be permitted as provided in this Section 2.05 without any charge to the Noteholder except for the expenses of delivery (if any) not made by regular mail. Registration of the transfer of a Note by the Trustee shall be deemed to be the acknowledgement of such transfer on behalf of the Issuer.

        (i)    The Issuer will not purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the Outstanding Notes except (A) upon the redemption of the Notes in accordance with the terms of this Indenture or (B) pursuant to an offer made by the Issuer pro rata to all Noteholders upon the same terms and conditions. Any such offer shall provide each Noteholder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least ten (10) Business Days. If the Noteholders of more than 51% of the principal amount of the Notes then Outstanding accept such offer, the Issuer shall promptly notify the remaining Noteholders of such fact and the expiration date for the acceptance by Noteholders of such offer shall be extended by the number of days necessary to give each such remaining Noteholder at least five (5) Business Days from its receipt of such notice to accept such offer. The Issuer will promptly cancel all Notes acquired by it pursuant to any payment, purchase, redemption, prepayment or other acquisition of Notes pursuant to any provision of this Indenture, or any offer to purchase described in clause (B) above, and no Notes may be issued in substitution or exchange for any such Notes. Any such cancellation shall reduce the payments (including all installments of principal and interest) required to be made on the Notes, pro rata, without reducing the average life of the Notes remaining Outstanding.

        (j)    Subject to Section 2.05(c) and 2.05(d), the beneficial interests represented by any Book-Entry Note shall be issued as Definitive Notes to Holders or their nominees, rather than to Cede & Co., as nominee for the Depositary, in accordance with paragraph (k) of this Section 2.05 if such transfer otherwise complies with this Section 2.05 and (i) the Depositary advises the Issuer in writing that it is unwilling or unable to discharge properly its responsibilities as depository with respect to the Book-Entry Notes or the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Issuer within ninety (90) days of such notice, (ii) the Issuer, at its option, elects to terminate the book-entry system through the Depositary or (iii) after the occurrence of an Event of Default under the terms of the Indenture, Beneficial Owners holding interests representing at least 51% of the aggregate outstanding principal amount of the Notes, advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary (or a successor thereto) to the exclusion of any physical certificates being issued to Noteholders is no longer in the best interests of such Noteholders.

        Upon the occurrence of any of the events described in clauses (i) through (iii) of the preceding paragraph, the Trustee shall, upon receipt of written notice and a Depositary Participant list in a Book-Entry Note from the Depositary, be required to notify, at the expense of the Issuer, all Participants in the Depositary of the issuance of Definitive Notes and the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Notes without charge.

        (k)  If interests in any Book-Entry Note are to be transferred to the Beneficial Owners thereof in the form of Definitive Notes pursuant to Section 2.05(j), such Book-Entry Note shall be surrendered by the Depositary, or its custodian on its behalf, to the Trustee and the Trustee shall issue, authenticate and deliver without charge an equal aggregate principal amount of Definitive Notes without charge. Thereafter the Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture. The Definitive Notes transferred pursuant to this Section 2.05 shall be executed, authenticated and delivered only in the denominations specified in Section 2.02 hereof and registered in such names as the Depositary shall direct in writing. Any Definitive Notes delivered in exchange for an interest in the Restricted Book-Entry Note shall bear the legend regarding transfer restrictions applicable to the Restricted Book-Entry Note set forth on the form of such Note attached as part of Exhibit A-3 hereto.

        (l)    At such time as all beneficial interests in a Book-Entry Note have been exchanged for Definitive Notes or canceled, such Book-Entry Note shall be canceled by the Trustee. At any time prior to such cancellation, if (i) any interest in a Book-Entry Note is exchanged for Definitive Notes or canceled, the principal amount of Notes represented by such Book-Entry Note shall be reduced by the principal amount of Notes exchanged for Definitive Notes, and an endorsement shall be made on such

Book-Entry Note, by the Trustee to reflect such reduction or (ii) any Definitive Note is exchanged for a beneficial interest in a Book-Entry Note, the principal amount of Notes represented by such Book-Entry Note shall be increased by the principal amount of Definitive Notes exchanged for a beneficial interest in a Book-Entry Note, and an endorsement shall be made on such Book-Entry Note by the Trustee to reflect such increase.

        (m)  For so long as one or more Book-Entry Notes are Outstanding, except as otherwise provided in the Basic Documents:

            (i)  the Trustee and its directors, officers, employees and agents may deal with the Depositary for all purposes (including the making of distributions on, and the giving of notices with respect to, the Book-Entry Notes);

          (ii)  unless otherwise provided herein or in the other Basic Documents, the rights of Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary;

          (iii)  for purposes of determining the identity of and principal amount of Notes beneficially owned by a Beneficial Owner, the records of the Depositary shall be conclusive evidence of such identity and principal amount and the Trustee may conclusively rely on such records when acting hereunder;

          (iv)  the Depositary will make book-entry transfers among the Depositary Participants of the Depositary and will receive and transmit distributions of principal and interest on the Book-Entry Notes to such Depositary Participants; and

          (v)  the Depositary Participants of the Depositary shall have no rights under this Indenture under or with respect to any of the Book-Entry Notes held on their behalf by the Depositary, and the Depositary may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Book-Entry Notes for all purposes whatsoever.

        (n)  New Notes delivered upon any transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Notes surrendered, and shall be entitled to all of the security and benefits of the Indenture to the same extent as the securities surrendered.

        (o)  No transfers or exchanges of Notes shall be effected if the related Note has been selected for redemption under the terms of this Indenture and the Trustee has received notice of the Redemption Date as provided in Article X hereof, except the unredeemed portion of any Note being redeemed in part.

        SECTION 2.06.    Mutilated, Destroyed, Lost or Stolen Notes.    If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer, the Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon its request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

        Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

        Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

        SECTION 2.07.    Persons Deemed Owner.    Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

        SECTION 2.08.    Payment of Principal, Premium, if any, and Interest: Interest on Overdue Principal and Premium, if any; Special Payments.    (a) Interest on the Notes will accrue from the Closing Date at the Interest Rate and will be payable on each Payment Date commencing September 15, 1999. Principal of the Notes will be paid, to the extent funds are available therefor in the Collection Account (excluding funds available in the Liquidity Subaccount), to the Noteholders in the amounts and on the Payment Dates specified in the Expected Amortization Schedule. Notwithstanding the foregoing, all unpaid principal of the Notes is due on the earlier of the Redemption Date, if any, and the Final Maturity Date.

        (b)  If the Issuer defaults in a payment of interest on the Notes when due, the Issuer shall pay such defaulted interest plus interest on such defaulted interest at the applicable Interest Rate to the extent lawful.

        (c)  Payment of principal of, interest and premium, if any, on the Notes shall be made (i) in the case of the Book-Entry Notes, by wire transfer in immediately available funds to a U.S. dollar account maintained by the Depositary with a bank in New York City or (ii) in the case of a Definitive Note, either (A) by a U.S. dollar check drawn on a bank in New York City mailed to the Noteholder or the first-named of joint Noteholders at such Noteholder's registered address appearing in the Register maintained by the Registrar or (B) upon written notice delivered to the Trustee with appropriate transfer instructions, by any Noteholder owning at least U.S. $1,000,000 in original principal amount of Definitive Notes not later than the relevant Record Date, by wire transfer in immediately available funds to a U.S. dollar account maintained by the Noteholder with a bank in the United States, such notice to remain effective until such time as the Noteholder designates in a writing delivered to the Trustee another account.

        (d)  Any amounts held by the Trustee pending distribution to Noteholders as a Special Payment on a Special Payment Date shall be deposited in the Collection Account and shall be invested at the written direction of the Issuer in Eligible Investments by the Trustee pending distribution of such Special Payment on the applicable Special Payment Date. Any investment made pursuant to this subparagraph (d) shall be in such Eligible Investments maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Payment Date. The Trustee shall hold any such Eligible Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this subparagraph (d) (including any losses on such investments), other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Payment Date as part of such Special Payment and shall be treated as payments of interest on the Notes.

        (e)  The Trustee shall cause notice of each Special Payment to be mailed to each Holder of Notes at its address as it appears in the Register. Such notice shall be mailed not less than 20 days prior to the Special Payment Date on which any Special Payment is scheduled to be distributed stating such anticipated Special Payment Date. Any such notice mailed by the Trustee shall set forth:

            (i)  the Special Payment Date and the Special Record Date;

          (ii)  the amount of the Special Payment for each $1,000 original principal amount of Notes and the amount thereof constituting principal, premium, if any, and interest; and

          (iii)  the reason for the Special Payment.

        (f)    Except as provided below in this subparagraph (f), payment by the Issuer of principal of, interest and premium, if any, on the Notes shall be made to the Person in whose name such Notes are registered at the applicable Record Date, notwithstanding the cancellation of such Notes upon any exchange or transfer subsequent to the Record Date and prior to such Payment Date; provided that payment of any Special Payment on the Notes shall be made to the Person in whose name such Notes are registered at the applicable Special Record Date, whether or not such Special Record Date is a Business Day and notwithstanding the cancellation of such Notes upon any exchange or transfer subsequent to the Special Record Date and prior to such Special Payment Date.

        SECTION 2.09.    Cancellation.    All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time.

        SECTION 2.10.    Release of Collateral.    Subject to Section 11.01, the Trustee shall release property from the lien of this Indenture only as specified in Section 8.02(e) or upon receipt of an Issuer Request accompanied by an Officer's Certificate and an Opinion of Counsel.

ARTICLE III

Covenants

        SECTION 3.01.    Payment of Principal, Premium, if Any, and Interest.    The Issuer covenants and agrees for the benefit of Holders of Notes issued by it that it will duly and punctually pay the principal of and premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture. The Issuer hereby agrees that its obligations under this Section shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by the

Issuer with its obligations hereunder) based upon any claim of the Issuer or any other Person against the Trustee or any Holder of Notes. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

        SECTION 3.02.    Maintenance of Office or Agency.    So long as any of the Notes remain Outstanding, the Issuer will maintain one or more agents in New York City (i) to whom the Notes may be presented in connection with the maturity or redemption thereof for subsequent payment and (ii) to whom the Notes may be presented for exchange, transfer or registration of transfer as provided in this Indenture. Unless otherwise specified in accordance with Section 2.05, the Issuer hereby initially designates the New York Trust Office as the office to be maintained by it for each such purpose. If the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the New York Trust Office or the Corporate Trust Office.

        SECTION 3.03.    Money for Payments To Be Held in Trust.    As provided in Section 8.02(a), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(e) shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer except as provided in this Section and Section 8.02.

        The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

            (i)  hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii)  give the Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

          (iii)  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

          (iv)  immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment, and

          (v)  comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

        The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and, subject to Section 11.15, the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

        SECTION 3.04.    Existence.    Subject to Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a statutory business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral.

        SECTION 3.05.    Protection of Collateral.    The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such filings with the MPSC or the Secretary of State pursuant to the MCA, financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

            (i)  maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (ii)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iii)  enforce any of the Collateral;

          (iv)  preserve and defend title to the Collateral and the rights of the Trustee and the Noteholders in such Collateral against the claims of all Persons and parties, including the challenge by any party to the validity or enforceability of the Financing Order, any Advice Letter or the Transition Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the MPSC or the State of Montana of any of its obligations or duties under the MCA, the Financing Order or any Advice Letter; or

          (v)  pay any and all taxes levied or assessed upon all or any part of the Collateral.

        The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any filings with the MPSC, financing statement, continuation statement or other instrument required by the Trustee pursuant to this Section, it being understood that the Trustee shall have no such obligation and this designation shall not be deemed to create a duty on the part of the Trustee to monitor the compliance by the Issuer with the foregoing covenants.

        SECTION 3.06.    Opinions as to Collateral.    (a) [Reserved].

        (b)  On or before the end of each calendar year (commencing calendar year 1999), while the Notes are Outstanding, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and any other requisite documents and with respect to the execution and filing of any filings with the MPSC and the Secretary of State pursuant to the MCA, financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture and any other requisite documents and the execution and filing of any filings with the MPSC or the Secretary of State, financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until the same date in the following calendar year.

        (c)  Prior to the effectiveness of any amendment to the Sale Agreement, the Issuer shall furnish to the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings, including filings with the MPSC or the Secretary of State pursuant to the MCA, have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Trustee in the Transition Property and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

        SECTION 3.07.    Performance of Obligations.    (a) The Issuer (i) will diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Collateral and (ii) will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Sale Agreement, the Servicing Agreement or such other instrument or agreement.

        (b)  The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, pursuant to the Servicing Agreement, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

        (c)  The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Collateral, including filing or causing to be filed all filings with the MPSC and the Secretary of State pursuant to the MCA, UCC financing statements and continuation statements required to be filed by it by the terms of this Indenture, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

        (d)  Without derogating from the absolute nature of the assignment granted to the Trustee under this Indenture or the rights of the Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Trustee or the Holders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents, or waive timely performance or observance by the Seller or the Servicer under the Sale Agreement or the Servicing Agreement, respectively. If any such amendment, modification, supplement or waiver shall be so consented to by the Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances. The Issuer agrees that no such amendment, modification, supplement or waiver shall adversely affect the rights of the Holders of the Notes outstanding at the time of any such amendment, modification, supplement or waiver.

        (e)  The Issuer shall make all filings required under the MCA relating to the transfer of the ownership or security interest in the Transition Property other than those required to be made by the Seller pursuant to the Basic Documents.

        SECTION 3.08.    Negative Covenants.    So long as any Notes are Outstanding, the Issuer shall not:

            (i)  except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, unless directed to do so by the Trustee in accordance with Article V;

          (ii)  claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

          (iii)  subject to Section 3.10, terminate its existence or dissolve or liquidate in whole or in part; or

          (iv)  (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien and security interest created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral.

        SECTION 3.09.    Annual Statement as to Compliance.    The Issuer will deliver to the Trustee and the Rating Agencies within 90 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ended December 31, 1999), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

            (i)  a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

          (ii)  to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

        SECTION 3.10.    Issuer May Consolidate, etc., Only on Certain Terms.    The Issuer shall not consolidate or merge with or into any other Person or sell substantially all of its properties or assets to any other Person, unless

            (i)  the Person (if other than the Issuer) formed by or surviving such consolidation or merger or to whom substantially all of such properties or assets are conveyed or transferred shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

          (ii)  the Person (if other than the Issuer) formed by or surviving such consolidation or merger or to whom substantially all of such properties or assets are conveyed or transferred shall expressly assume all obligations and succeed to all rights of the Issuer under the Sale Agreement and the Servicing Agreement pursuant to an assignment and assumption agreement executed and delivered to the Trustee, in form satisfactory to the Trustee;

          (iii)  immediately after giving effect to such consolidation or merger or sale, no Default or Event of Default shall have occurred and be continuing;

          (iv)  the Rating Agency Condition shall have been satisfied with respect to such consolidation or merger or sale;

          (v)  the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee) to the effect that such consolidation or merger or sale (a) will not have any material adverse tax consequence to the Issuer or any Noteholder, (b) complies with this Indenture and all of the conditions precedent herein relating to such transaction and (c) will result in the Trustee maintaining a continuing valid first priority security interest in the Collateral;

          (vi)  none of the Transition Property, the Financing Order, the Seller's, the Servicer's or the Issuer's rights under the Statute or the Financing Order are impaired thereby; and

        (vii)  any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken.

        SECTION 3.11.    Successor or Transferee.    (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

        (b)  Except as set forth in Section 6.07, upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), MPC Natural Gas Funding Trust will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Trustee stating that MPC Natural Gas Funding Trust is to be so released.

        SECTION 3.12.    No Other Business.    The Issuer shall not engage in any business other than financing, purchasing, owning and managing the Transition Property in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto.

        SECTION 3.13.    No Borrowing.    The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

        SECTION 3.14.    Sale Agreement and Servicing Agreement Covenants.    (a) The Issuer agrees to take all such lawful actions to enforce its rights under the Sale Agreement and the Servicing Agreement and to compel or secure the performance and observance by the Seller and the Servicer, of each of their obligations to the Issuer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.14(e), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement and the Servicing Agreement.

        (b)  If an Event of Default occurs and is continuing, the Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of a majority of the Outstanding Amount of the Notes shall, exercise all right, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement and the Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

        (c)  With the prior written consent of the Trustee, the Sale Agreement and the Servicing Agreement may be amended at any time and from time to time, without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in the Sale Agreement or the Servicing Agreement, as the case may be, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the Sale Agreement or Servicing, as the case may be, or of modifying in any manner rights of the Noteholders; provided, however, that such amendment shall not, as evidenced by an Officer's Certificate delivered to the Issuer and the Trustee, adversely affect in any material respect the interest of any Noteholder. Prior to the execution of any such amendment, the Issuer shall furnish written notification of the substance of such amendment to each of the Rating Agencies.

        (d)  If the Issuer, the Seller or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of the Sale Agreement or the Servicing Agreement, or waive timely performance or observance by the Servicer or the Seller under the Sale Agreement or the Servicing Agreement, respectively, in each case other than in conformity with Section 3.14(c), the Issuer shall first notify the Rating Agencies of the proposed amendment and, upon receiving notification regarding the Rating Agency Condition, thereafter shall notify the Trustee and the Trustee shall notify the Noteholders of the proposed amendment and whether the Rating Agency Condition has been satisfied with respect thereto. The Trustee shall consent to such proposed amendment, modification, supplement or waiver only with the consent of the Holders of at least a majority of the Outstanding Amount of the Notes. If any such amendment, modification, supplement or waiver shall be so consented to by such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances.

        (e)  Promptly following a default by either the Seller or Servicer under the Sale Agreement or the Servicing Agreement, respectively, and at the Issuer's expense, the Issuer agrees to take all such lawful actions as the Trustee may request to compel or secure the performance and observance by the Seller or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale Agreement or the Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement or the Servicing Agreement to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale Agreement and the Servicing Agreement.

        (f)    If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Issuer shall promptly give written notice thereof to the Trustee and the Rating Agencies, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Transition Property or the FTA Charges, the Issuer shall take all reasonable steps available to it to remedy such failure. The Issuer shall not take any action to terminate the Servicer's rights and powers under the Servicing Agreement following a

Servicer Default without the prior written consent of the Trustee or of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes.

        (g)  As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Issuer shall, together with such other Persons, if any, as are specified in Section 7.01 of the Servicing Agreement, appoint a successor Servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Trustee. A person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement. If within 30 days after the delivery of the notice referred to above, a Successor Servicer shall not have been appointed and accepted its appointment as such, the Trustee may petition the MPSC or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such Successor Servicer as it and such Successor Servicer shall agree, subject to the limitations set forth below and in the Servicing Agreement, and in accordance with Section 7.02 of the Servicing Agreement, the Issuer shall enter into a an agreement with such Successor Servicer for the servicing of the Transition Property (such agreement to be in form and substance satisfactory to the Trustee).

        (h)  Upon termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the Trustee shall promptly notify the Issuer, the Noteholders and the Rating Agencies. As soon as a Successor Servicer is appointed, the Issuer shall notify the Trustee, the Noteholders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

        SECTION 3.15.    Guarantees, Loans, Advances and Other Liabilities.    Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

        SECTION 3.16.    Capital Expenditures.    The Issuer shall not, except as contemplated by the Basic Documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) other than the Transition Property.

        SECTION 3.17.    Non-Routine True-Up Adjustment.    The Issuer agrees that it shall not consent to a Non-Routine True-Up Adjustment pursuant to Section 4.01(c) of the Servicing Agreement unless the Rating Agency Condition shall have been satisfied.

        SECTION 3.18.    Restricted Payments.    The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no Default or Event of Default shall have occurred and be continuing, the Issuer may make, or cause to be made, any such distributions to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer using funds distributed to the Issuer pursuant to Section 8.02 (e) to the extent that such distributions would not cause the book value of the remaining equity in the Issuer to decline below the Required Capital Level. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

        SECTION 3.19.    Notice of Events of Default.    The Issuer agrees to give the Trustee and the Rating Agencies prompt, and in any event within two Business Days, written notice of each Event of Default hereunder and each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.

        SECTION 3.20.    Rule 144A Information.    The Issuer will furnish or cause to be furnished promptly upon the request of a Noteholder, at any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, Rule 144A Information (as defined below) to such Noteholder or to a prospective transferee of a Note or interests in such Note designated by such Noteholder, as the case may be, in connection with the resale pursuant to Rule 144A of such Note or such interests by such Noteholder; provided, however, that the Issuer shall not be required to furnish such information in connection with any request made after the date which is the earlier to occur of (a) the date two years after the later to occur of (i) the Closing Date and (ii) the date such Note was last acquired from an "affiliate" of the Issuer within the meaning of Rule 144 or (b) the date on which the Notes have been sold pursuant to an effective registration statement filed with the Securities and Exchange Commission. "Rule 144A Information" shall mean the information specified in Rule 144A (d) (4)(i) and (ii) under the Securities Act.

        SECTION 3.21.    Taxes.    So long as any of the Notes are outstanding, the Issuer shall pay all material taxes, including gross receipt taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would after any applicable grace periods, notices, or other similar requirements, result in a Lien on the Collateral.

        SECTION 3.22.    Further Instruments and Acts.    Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE IV

Satisfaction and Discharge; Defeasance

        SECTION 4.01.    Satisfaction and Discharge of Indenture; Defeasance.    (a) This Indenture shall cease to be of further effect with respect to the Notes, and the Trustee, on reasonable demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

          (A)  either

            (1)  all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

            (2)  the Scheduled Maturity Date has occurred with respect to all Notes not theretofore delivered to the Trustee for cancellation, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee cash, in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation on the Scheduled Maturity Date therefor;

          (B)  the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

          (C)  the Issuer has delivered to the Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        (b)  Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Notes ("Legal Defeasance Option") or (ii) its obligations under Sections 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17 and 3.18 and the operation of Section 5.01 (iv) ("Covenant Defeasance Option"). The Issuer may exercise the Legal Defeasance Option notwithstanding its prior exercise of the Covenant Defeasance Option.

        If the Issuer exercises the Legal Defeasance Option, the maturity of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises the Covenant Defeasance Option, the maturity of the Notes may not be accelerated because of an Event of Default specified in Section 5.01(iv).

        Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option, the Trustee, on reasonable demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

        (c)  Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal, premium, if any, and interest, (iv) Sections 4.03 and 4.04, (v) the right, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.03) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee payable to all or any of them, shall survive until the Notes as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b) have been paid in full. Thereafter, the obligations in Sections 6.07 and 4.04 shall survive.

        SECTION 4.02.    Conditions to Defeasance.    The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option only if:

          (a)  the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on such Notes to the Scheduled Maturity Date, Optional Redemption Date or Mandatory Redemption Date therefor, as applicable;

          (b)  the Issuer delivers to the Trustee a certificate from a nationally recognized firm of Independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay (i) subject to clause (ii), principal in accordance with the Expected Amortization Schedule therefor, (ii) if the Notes are to be redeemed, the Redemption Price on the Redemption Date and (iii) interest when due;

          (c)  in the case of the Legal Defeasance Option, 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 5.01 (v) or (vi) occurs which is continuing at the end of the period;

          (d)  no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

          (e)  in the case of an exercise of the Legal Defeasance Option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (f)    in the case of an exercise of the Covenant Defeasance Option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (g)  the Issuer delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Notes to the extent contemplated by this Article IV have been complied with. Before or after a deposit pursuant to this Section 4.02, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article X.

        SECTION 4.03.    Application of Trust Money.    All moneys or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 or 4.02 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law.

        SECTION 4.04.    Repayment of Moneys Held by Paying Agent.    In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

Remedies

        SECTION 5.01.    Events of Default.    "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i)  default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

          (ii)  default in the payment of the then unpaid principal of any Note on the Final Maturity Date; or

          (iii)  default in the payment of the Redemption Price for any Note on the Redemption Date therefor; or

          (iv)  default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of not less than a majority of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (v)  the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (vi)  the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

        (vii)  a breach by the State of Montana of the State Pledge.

        The Issuer shall deliver to a Responsible Officer of the Trustee and the Rating Agencies, within five days after an Authorized Officer has knowledge of the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iv), its status and what action the Issuer is taking or proposes to take with respect thereto.

        SECTION 5.02.    Acceleration of Maturity: Rescission and Annulment: Suits for Enforcement of State Pledge.     (a) If an Event of Default (other than an Event of Default pursuant to Section 5.01 (vii)) should occur and be continuing, then and in every such case the Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

        At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

            (i)  the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

            (A)  all payments of principal of and premium, if any, and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

            (B)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

          (ii)  all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

        No such rescission shall affect any subsequent default or impair any right consequent thereto.

        (b)  If an Event of Default pursuant to Section 5.01(vii) shall occur and be continuing, then the Trustee, in its own name and as trustee of an express trust, if directed by the Holders of a majority of the Outstanding Amount of the Notes, but subject to the provisions of Section 6.02 hereof, shall be, to the extent permitted by State and Federal law, entitled and empowered to institute a Proceeding to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and may prosecute any such Proceeding to final judgment or decree. Without limiting any of the rights or remedies available to the Trustee or the Noteholders in connection with any other Event of Default hereunder and subject to any rights or remedies available under Section 5.01 of the Sale Agreement, this Section 5.02(b) sets forth the sole and exclusive remedy available to the Trustee and the Noteholders for an Event of Default which has occurred and is continuing pursuant to Section 5.01 (vii) hereof.

        SECTION 5.03.    Collection of Indebtedness and Suits for Enforcement by Trustee.    (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, (ii) default is made in the payment of the then unpaid principal of any Note on the Final Maturity Date for such Note or (iii) default is made in the payment of the Redemption Price for any Note on the Redemption Date therefor, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

        (b)  Subject to Section 11.15, in case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

        (c)  If an Event of Default occurs and is continuing, the Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

        (d)  In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvancy or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

            (i)  to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

          (ii)  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii)  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and

          (iv)  to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of the Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

        (e)  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

        (f)    All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

        (g)  In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

        SECTION 5.04.    Remedies; Priorities.    (a) Subject to Section 5.02(b), if an Event of Default shall have occurred and be continuing, the Trustee may do one or more of the following (subject to Section 5.05):

            (i)  institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

          (ii)  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

          (iii)  exercise any remedies of a secured party under the UCC or the MCA and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes;

          (iv)  sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and

          (v)  exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale Agreement or the Servicing Agreement as provided in Section 3.14(b);

provided, however, that the Trustee may not sell or otherwise liquidate any portion of the Collateral following an Event of Default, other than an Event of Default described in Section 5.01(i), (ii) or (iii), unless (A) the Holders of 100 percent of the Outstanding Amount of the Notes consent thereto or (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal, premium, if any, and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(e) or (C) the Trustee determines that the Collateral will not continue to provide sufficient funds for all payments on the Notes as they would have become due if the Notes had not been declared due and payable, and the Trustee obtains the consent of Holders of 66 2/3 percent of the Outstanding Amount of the Notes. In determining the sufficiency or insufficiency of the Collateral with respect to clauses (B) and (C), the Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

        (b)  If the Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e).

        SECTION 5.05.    Optional Preservation of the Collateral.    If the Notes have been declared to be due and payable under Section 5.02(a) following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Notes, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

        SECTION 5.06.    Limitation of Suits.    No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (i)  such Holder previously has given written notice to the Trustee of a continuing Event of Default;

          (ii)  the Holders of not less than a majority of the Outstanding Amount of the Notes have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

          (iii)  such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

          (iv)  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

          (v)  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

        In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Trustee in its sole discretion may determine what action. If any, shall be taken, notwithstanding any other provisions of this Indenture.

        SECTION 5.07.    Unconditional Rights of Noteholders To Receive Principal, Premium, if any, and Interest.     Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Note on or after the due dates thereof expressed in such Note or in this Indenture, (ii) the unpaid principal, if any, of such Notes on or after the Final Maturity Date therefor or (iii) in the case of redemption, receive payment of the unpaid principal of and premium, if any, and interest, if any, on such Note on or after the Redemption Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

        SECTION 5.08.    Restoration of Rights and Remedies.    If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

        SECTION 5.09.    Rights and Remedies Cumulative.    No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 5.10.    Delay or Omission Not a Waiver.    No delay or omission of the Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

        SECTION 5.11.    Control by Noteholders.    The Holders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided that

            (i)  such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii)  subject to the express terms of Section 5.04, any direction to the Trustee to sell or liquidate the Collateral shall be by the Holders of Notes representing not less than 100 percent of the Outstanding Amount of the Notes;

          (iii)  if the conditions set forth in Section 5.05 have been satisfied and the Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Trustee by Holders of Notes representing less than 100 percent of the Outstanding Amount of the Notes to sell or liquidate the Collateral shall be of no force and effect; and

          (iv)  the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.01, the Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

        SECTION 5.12.    Waiver of Past Defaults.    Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02(a), the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or premium, if any, or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

        Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

        SECTION 5.13.    Undertaking for Costs.    All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10 percent of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of (i) interest on any Note on or after the due dates expressed in such Note and in this Indenture, (ii) the unpaid principal, if any, of any Note on or after the Final Maturity Date therefor or (iii) in the case of redemption, the unpaid principal of and premium, if any, and interest on any Note on or after the Redemption Date therefor.

        SECTION 5.14.    Waiver of Stay or Extension Laws.    The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        SECTION 5.15.    Action on Notes.    The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

ARTICLE VI

The Trustee

        SECTION 6.01.    Duties of Trustee.    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)  Except during the continuance of an Event of Default:

            (i)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i)  this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

        (d)  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

        (e)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

        (f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture, the Sale Agreement and the Servicing Agreement.

        (g)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

        (h)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

        (i)    In the event that the Trustee is also acting as Paying Agent or Registrar hereunder, this Article VI shall also be afforded to such Paying Agent or Registrar.

        SECTION 6.02.    Rights of Trustee.    (a) The Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b)  Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

        (c)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

        (d)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

        (e)  The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        SECTION 6.03.    Individual Rights of Trustee.    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.11 and 6.12.

        SECTION 6.04.    Trustee's Disclaimer.    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

        SECTION 6.05.    Notice of Defaults.    If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to the Issuer and each Holder of Notes notice of the Default within 30 days after it occurs. Except in the case of a Default in payment of principal of and premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

        SECTION 6.06.    Reports by Trustee to Holders.

        (a)  So long as the Trustee is the Registrar and Paying Agent, it shall deliver to each Noteholder such information in its possession as may be required to enable such holder to prepare its Federal and state income tax returns.

        (b)  On or prior to each Payment Date, the Trustee will deliver to each Holder of Notes on such Payment Date a statement as provided and prepared by the Servicer which will include (to the extent applicable) the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

            (i)  the amount of the payment to Noteholders allocable to principal;

          (ii)  the amount of the payment to Noteholders allocable to interest;

          (iii)  the aggregate outstanding principal balance of the Notes, after giving effect to payments allocated to principal reported under (i) above;

          (iv)  the principal balance and the Projected Principal Balance, pursuant to the Estimated Amortization Schedule, as of such Payment Date, after giving effect to distributions to be made on such Payment Date;

          (v)  the amount on deposit in the Overcollateralization Subaccount after giving effect to all payments made on such Payment Date and the Required Overcollateralization Level for such Payment Date;

          (vi)  the amount on deposit in the Capital Subaccount;

        (vii)  the amount on deposit in the Liquidity Subaccount and any amounts released from the Liquidity Subaccount on such Payment Date, including the reason for any such release; and

        (viii)  the amount, if any, on deposit in the Reserve Subaccount.

        (c)  The Issuer shall send a copy of each Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and the Annual Accountant's Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Rating Agencies. A copy of such certificate and report may be obtained by any Noteholder by a request in writing to the Trustee.

        SECTION 6.07.    Compensation and Indemnity.    The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

        The Issuer's payment obligations to the Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01 (v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.

        SECTION 6.08.    Replacement of Trustee.    The Trustee may resign at any time by so notifying the Issuer, provided that no such resignation shall be effective until either (a) the Collateral has been completely liquidated and the proceeds of the liquidation distributed to the Noteholders or (b) a successor trustee having the qualifications set forth in Section 6.11 has been designated and has accepted such trusteeship. The Holders of a majority in Outstanding Amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

            (i)  the Trustee fails to comply with Section 6.11;

          (ii)  the Trustee is adjudged a bankrupt or insolvent;

          (iii)  a receiver or other public officer takes charge of the Trustee or its property; or

          (iv)  the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 6.11, any Noteholder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

        SECTION 6.09.    Successor Trustee by Merger.    If the Tenant consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

        SECTION 6.10.    Appointment of Co-Trustee or Separate Trustee.    (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral and to test in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

        (b)  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i)  all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii)  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii)  the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

        (c)  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

        (d)  Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

        SECTION 6.11.    Corporate Trustee Required Eligibility.    There shall at all times be a Trustee hereunder which shall be (i) U.S. Bank National Association or (ii) if a successor Trustee, any other Eligible institution, which shall have a Corporate Trust Office located in the State of New York and be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers and to act as Trustee hereunder, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by federal, state or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then, for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign or be removed immediately in the manner and with the effect specified in Section 6.08.

        SECTION 6.12.    Disqualification; Conflicting Interests.    (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Notes, it shall, within 60 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in Section 6.08.

        (b)  In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section with respect to the Notes, the Trustee shall, within 10 days after the expiration of such 60-day period, transmit notice pursuant to Section 11.05 of such failure to the Issuer and all Noteholders.

        (c)  For the purposes of this Section, a conflicting interest with respect to the Notes includes, without limitation, the case where the Trustee is trustee under this Indenture with respect to the outstanding Notes and is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Issuer are outstanding and the provisions of such other indenture or indenture are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture or under such other indenture or indentures and the holders of such other securities, certificates, interests or participations, have not waived such conflict.

        (d)  The Trustee will not, as a trustee, enter into another indenture that clearly involves a conflicting interest.

        SECTION 6.13.    Representations and Warranties of the Trustee.    The Trustee hereby represents and warrants that:

          (a)  The Trustee is validly existing and in good standing under the laws of the United States; and

          (b)  The Trustee has full power, authority and legal rights to execute, deliver and perform this Indenture and the Basic Documents to which the Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and such Basic Documents.

ARTICLE VII

Noteholders' Lists and Reports

        SECTION 7.01.    Issuer To Furnish Trustee Names and Addresses of Noteholders.    The Issuer will furnish or cause to be furnished to the Trustee (a) not later than the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished: provided, however, that so long as the Trustee is the Registrar, no such list shall be required to be furnished.

        SECTION 7.02.    Preservation of Information; Communications to Noteholders.    (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

        (b)  If the Holders of 10 percent or more of the Outstanding Amount of the Notes (herein referred to as an "applicant") apply in writing to the Trustee, and such application states that the applicant desires to communicate with other Holders of Notes with respect to their rights under this Indenture or under such Notes, then the Trustee shall, within five business days after the receipt of such application, afford such applicant access to the information preserved at the time by the Trustee in accordance with Section 7.02(a).

        (c)  Every Holder, by receiving and holding the same, agrees with the Issuer, and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

ARTICLE VIII

Accounts, Disbursement and Releases

        SECTION 8.01.    Collection of Money.    Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

        SECTION 8.02.    Collection Account.    (a) Prior to the Closing Date, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the deposit of FTA Collections (collectively, the "Collection Account"). The Collection Account will consist of five subaccounts: a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), a liquidity subaccount (the "Liquidity Subaccount"), a subaccount for the Overcollateralization Amount (the "Overcollateralization Subaccount") and a capital subaccount (the "Capital Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. On or before the Closing Date, the Trustee (i) shall deposit in the Capital Subaccount the capital contribution received by the Issuer from MPC, in the amount of $313,500 (ii) shall deposit in the Liquidity Subaccount $4,762,847 of the proceeds received by the Issuer from the sale of the Notes and (iii) shall pay the Persons entitled thereto all Operating Expenses as set forth in a certificate signed by an Authorized Officer of the Issuer and delivered to the Trustee on the Closing Date. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, up to the Required Capital Level, and funds deposited in the Liquidity Subaccount) shall be allocated to the General Subaccount. Unless otherwise provided herein, all references to the Collection Account shall be deemed to include references to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this Article VIII. The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided.

        (b)  The Trustee shall have sole dominion and exclusive control over all moneys in the Collection Account and shall apply such amounts therein as provided in this Section 8.02.

        (c)  FTA Collections shall be deposited in the General Subaccount as provided in Section 6.11 of the Servicing Agreement. All deposits to and withdrawals from the Collection Account and all allocations to the subaccounts of the Collection Account shall be made by the Trustee in accordance with the written instructions provided by the Servicer in the Semi-Annual Servicer's Certificate.

        (d)  On any Business Day upon which the Trustee receives a written request from any Issuer Trustee, Beneficiary Trustee (as defined in the Trust Agreement) or the Servicer stating that any Operating Expense payable by the Issuer will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expense, as well as any supporting documentation which the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expense, subject to the limitation on Operating Expenses set forth in Section 8.02(e) (iii), on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment; provided, however, that the payment of such Operating Expenses shall not be made unless funds in the Collection Account (excluding funds available in the Liquidity Subaccount) are sufficient to pay anticipated amounts set forth in Section 8.02(e) (i) and (ii) on the immediately following Payment Date.

        (e)  On each Payment Date, the Trustee shall apply all amounts on deposit in the Collection Account (excluding funds available in the Liquidity Subaccount), including all net earnings thereon, to pay the following amounts, in accordance with the Semi-Annual Servicer's Certificate, in the following priority:

            (i)  all amounts owed by the Issuer to the Trustee and the Delaware Trustee (including legal fees and expenses) shall be paid to the Trustee (subject to Section 6.07) and the Delaware Trustee, respectively;

          (ii)  the Servicing Fee for such Payment Date and any unpaid Servicing Fees for prior Payment Dates, shall be paid to the Servicer;

          (iii)  so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses shall be paid to the Persons entitled thereto; provided that the amount of Operating Expenses paid by the Trustee since the previous Payment Date in accordance with Section 8.02(d) and the amount of Operating Expenses paid on the current Payment Date pursuant to this clause (iii) shall not, in the aggregate, exceed $50,000;

          (iv)  any overdue Semi-Annual Interest (together with, to the extent lawful, interest on such overdue Semi-Annual Interest at the Interest Rate) and then Semi-Annual Interest due on such Payment Date shall be paid to the Noteholders;

          (v)  Semi-Annual Principal for such Payment Date shall be paid to the Noteholders;

          (vi)  unpaid Operating Expenses shall be paid to the Persons entitled thereto;

        (vii)  the amount, if any, by which the Required Capital Level exceeds the amount in the Capital Subaccount as of such Payment Date shall be allocated to the Capital Subaccount;

        (viii)  the amount, if any, by which the Required Overcollateralization Level exceeds the amount in the Overcollateralization Subaccount as of such Payment Date shall be allocated to the Overcollateralization Subaccount;

          (ix)  the balance, if any, shall be allocated to the Reserve Subaccount for distribution on subsequent Payment Dates; and

instrument executed by the Trustee as provided in this Article VIII shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

        (b)  The Trustee shall, at such time as there are no Notes Outstanding, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account. The Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate and an Opinion of Counsel.

        SECTION 8.05    Opinion of Counsel.    The Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

ARTICLE IX

Supplemental Indentures

        SECTION 9.01    Supplemental Indentures Without Consent of Noteholders.    (a) Without the consent of the Holders of any Notes, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (i)  to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii)  to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii)  to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

          (iv)  to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

          (v)  to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes; or

          (vi)  to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trust hereunder by more than one trustee, pursuant to the requirements of Article VI;

provided, however, that prior to the execution of any such indenture supplement, the Issuer shall furnish written notification of the substance of such amendment to each of the Rating Agencies.

        The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

        (b)  The Issuer and the Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

        SECTION 9.02.    Supplemental Indentures with Consent of Noteholders.    The Issuer and Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note:

            (i)  change the date of payment of any installment of principal of or premium, if any, or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or premium, if any, or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of any redemption, on or after the Redemption Date);

          (ii)  reduce the percentage of the amount of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii)  modify or alter the provisions of the proviso to the definition of the term "Outstanding";

          (iv)  reduce the percentage of the amount of the Notes Outstanding required to direct the Trustee to sell or liquidate the Collateral pursuant to Section 5.04;

          (v)  modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

          (vi)  modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation)

  or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

        (vii)  permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; or

        (viii)  adversely affect the status of the Issuer as an entity not taxable as a corporation for federal income tax purposes.

        The Trustee may in its discretion determine whether or not the Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of the Notes. The Trustee shall not be liable for any such determination made in good faith.

        It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Issuer shall mail to the Rating Agencies and the Holders of the Notes a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

        SECTION 9.03.    Execution of Supplemental Indentures.    In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

        SECTION 9.04.    Effect of Supplemental Indenture.    Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

        SECTION 9.05.    Reference in Notes to Supplemental Indentures.    If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE X

Redemption of Notes

        SECTION 10.01.    Optional Redemption by Issuer.    The Issuer may, at its option, redeem all, but not less than all, of the Notes on any Payment Date if after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount has been reduced to less than five percent of the initial principal balance thereof (such date of optional redemption, an "Optional Redemption Date") on any Optional Redemption Date at a price equal to the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon at the Interest Rate to the Optional Redemption Date (such price being called the "Optional Redemption Price"). If the Issuer shall elect to redeem the Notes pursuant to this Section 10.01, it shall furnish written notice (which notice shall state all items listed in Section 10.02) of such election to the Trustee and the Rating Agencies not less than 10 days and not more than 25 Business Days prior to the Optional Redemption Date and shall deposit with the Trustee not later than three Business Days prior to the Optional Redemption Date the Optional Redemption Price of the Notes to be redeemed whereupon all such Notes shall be due and payable on the Optional Redemption Date upon the furnishing of a notice complying with Section 10.02 hereof to each Holder of the Notes pursuant to this Section 10.01.

        SECTION 10.02.    Form of Optional Redemption Notice.    Notice of redemption under Section 10.01 hereof shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the applicable Optional Redemption Date to each Holder of Notes to be redeemed, as of the close of business on the Record Date preceding the applicable Optional Redemption Date at such Holder's address appearing in the Register.

        All notices of redemption shall state:

          (1)  the Optional Redemption Date;

          (2)  the Optional Redemption Price; and

          (3)  the place where such Notes are to be surrendered for payment of the Optional Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02 hereof).

        Notice of redemption of the Notes to be redeemed shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

        SECTION 10.03.    Notes Payable on Redemption Date or Payment Date.    Notice of redemption having been given as provided in Section 10.02 hereof, the Notes to be redeemed shall on the Optional Redemption Date become due and payable at the Optional Redemption Price and (unless the Issuer shall default in the payment of the Optional Redemption Price) no interest shall accrue on the Optional Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Optional Redemption Price.

        SECTION 10.04.    Mandatory Redemption by Issuer.    If the Seller is required to repurchase the Transition Property pursuant to Section 5.01(b) of the Sale Agreement, the Issuer shall be required to redeem the Notes on or before the fifth Business Day following the Repurchase Date (such date of mandatory redemption, the "Mandatory Redemption Date") for a purchase price equal to the then outstanding principal amount of the Notes plus accrued and unpaid interest thereon at the Interest Rate to the Mandatory Redemption Date (such price being called the "Mandatory Redemption Price"). If the Issuer is required to redeem the Notes pursuant to this Section 10.04, it shall furnish written notice (which notice shall state all items listed in Section 10.05) of such redemption to the Trustee and the Rating Agencies not later than one Business Day before such Repurchase Date and shall deposit with the Trustee, not later than three Business Days prior to the Mandatory Redemption Date, the Mandatory Redemption Price of the Notes to be redeemed whereupon all such Notes shall be due and payable on the Mandatory Redemption Date upon the furnishing of a notice complying with Section 10.05 hereof to each Holder of the Notes pursuant to this Section 10.04.

        SECTION 10.05.    Form of Mandatory Redemption Notice.    Notice of redemption under Section 10.04 hereof shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the Mandatory Redemption Date to each Holder of Notes to be redeemed as of the close of business on the Record Date preceding the Mandatory Redemption Date at such Holder's address appearing in the Register.

        All notices of redemption shall state:

          (1)  the Mandatory Redemption Date;

          (2)  the Mandatory Redemption Price; and

          (3)  the place where such Notes are to be surrendered for payment of the Mandatory Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02 hereof).

        Notice of redemption of the Notes to be redeemed shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

        SECTION 10.06.    Notes Payable on Mandatory Redemption Date or Payment Date.    Notice of redemption having been given as provided in Section 10.05 hereof, the Notes to be redeemed shall on the Mandatory Redemption Date become due and payable at the Mandatory Redemption Price and (unless the Issuer shall default in the payment of the Mandatory Redemption Price) no interest shall accrue on the Mandatory Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Mandatory Redemption Price.

ARTICLE XI

Miscellaneous

        SECTION 11.01.    Compliance Certificates and Opinions, etc.    (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i)  a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii)  a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv)  a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

        (b)  (i) Prior to the deposit of any Collateral or other property or securities with the Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

        (ii)  Whenever the Issuer is required to furnish to the Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

        (iii)  Whenever any property or securities are to be released from the lien of this Indenture other than pursuant to Section 8.02(e), the Issuer shall also furnish to the Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

        (iv)  Whenever the Issuer is required to furnish to the Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture (other than pursuant to Section 8.02(e) hereof) since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10 percent or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

        (v)  Notwithstanding Section 2.11 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Transition Property and the FTA Charges as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Collection Account as and to the extent permitted or required by the Basic Documents.

        SECTION 11.02.    Form of Documents Delivered to Trustee.    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        SECTION 11.03.    Acts of Noteholders.    (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

        (b)  The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

        (c)  The ownership of Notes shall be proved by the Register.

        (d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

        Section 11.04.    Notices, etc., to Trustee, Issuer and Rating Agencies.    (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

            (i)  the Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to or with the Trustee at its Corporate Trust Office, or

          (ii)  the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: MPC Natural Gas Funding Trust, c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration or at any other address previously furnished in writing to the Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Trustee.

        (b)  Notices required to be given to the Rating Agencies by the Issuer or the Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested to (i) in the case of Moody's, to: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, NY 10007 and (ii) in the case of Fitch IBCA, to Fitch IBCA, Inc, One State Street Plaza, New York, NY 10004, Attention: ABS Surveillance.

        SECTION 11.05.    Notices to Noteholders: Waiver.    Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Noteholder's address as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

        In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

        Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

        SECTION 11.06.    Effect of Headings and Table of Contents.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        SECTION 11.07.    Successors and Assigns.    All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

        All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 11.08.    Separability.    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 11.09.    Benefits of Indenture.    Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        SECTION 11.10.    Legal Holidays.    In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

        SECTION 11.11.    Governing Law.    THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE NATURE AND EXTENT OF THE INTERESTS OF THE ISSUER AND THE TRUSTEE IN THE TRANSITION PROPERTY, INCLUDING WITHOUT LIMITATION THE

EFFECTIVENESS OF ANY TRANSFER OF RIGHT, TITLE OR INTEREST IN AND TO THE TRANSITION PROPERTY AND ALL PROCEEDS THEREOF, SHALL BE GOVERNED BY THE LAW OF THE STATE OF MONTANA.

        SECTION 11.12.    Counterparts.    This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 11.13.    Recording of Indenture.    If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

        SECTION 11.14.    Trust Obligation.    No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in its individual capacity).

        SECTION 11.15.    No Recourse to Issuer.    Notwithstanding any provision of this Indenture to the contrary, Noteholders shall have no recourse against the Issuer, but shall look only to the Collateral, with respect to any amounts due to the Noteholders hereunder.

        SECTION 11.16.    Inspection.    The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Issuer, provided such parties are rightfully in possession of such information, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (C) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by this Indenture or the Basic Documents approved in advance by the Issuer or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 11.16, or (iii) any other disclosure authorized by the Issuer.

        IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

MPC NATURAL GAS FUNDING TRUST,
by	/s/ PATRICK CORCORAN
	Name:	Patrick Corcoran
	Title:	Beneficiary Trustee
U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee, by

Name:
Title:

STATE OF MONTANA,	)
) ss.:
COUNTY OF BUTTE-SILVER BOW,	)

        On the 22nd day of Dec. 1998, before me,                        a Notary Public in and for said county and state, personally, appeared Patrick Corcoran, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person and officer whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument MPC Natural Gas Funding Trust, a special purpose Delaware statutory business trust and the entity upon which the person acted, executed this instrument.

        WITNESS my hand and official seal.

/s/ Notary Public My commission expires: June 1, 2000

        IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

MPC NATURAL GAS FUNDING TRUST,
by

Name:
Title:
U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee,
by	/s/ JO ANN M. SCHALK
	Name:	Jo Ann M. Schalk
	Title:	Vice President

STATE OF MINNESOTA,	)
) ss.:
COUNTY OF RAMSEY,	)

        On the 22nd day of December, 1998, before me, MELISSA SATRE a Notary Public in and for said county and state, personally appeared Jo Ann M Schalk, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person and officer whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument U.S. Bank National Association, a Vice President and the entity upon which the person acted, executed this instrument.

        WITNESS my hand and official seal.

[SEAL]	/s/ MELISSA SATRE Notary Public
My commission expires: JAN 31 2000

EXHIBIT A-1

FORM OF TEMPORARY BOOK-ENTRY NOTE

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS BOOK-ENTRY NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OR PORTIONS OF THIS BOOK-ENTRY NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.05 AND 3.11 AND 11.07 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE, AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

        THE NOTES REPRESENT A LIMITED OBLIGATION OF THE ISSUER ONLY AND DO NOT REPRESENT AN OBLIGATION OF MPC OR ANY OF ITS AFFILIATES. NONE OF THE NOTES OR THE TRANSITION PROPERTY WILL BE GUARANTEED OR INSURED BY MPC OR ANY OF ITS AFFILIATES. THE NOTES DO NOT CONSTITUTE INDEBTEDNESS OR A LOAN OF CREDIT OF THE STATE OF MONTANA OR ANY POLITICAL SUBDIVISION OF THE STATE OF MONTANA WITHIN ANY CONSTITUTIONAL OR STATUTORY PROVISION. NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF MONTANA IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THE NOTES OR TO THE PAYMENTS IN RESPECT OF THE TRANSITION PROPERTY, AND NEITHER THE STATE OF MONTANA NOR ANY POLITICAL SUBDIVISION OF THE STATE OF MONTANA IS OBLIGATED, DIRECTLY, INDIRECTLY, OR CONTINGENTLY, TO LEVY

OR TO PLEDGE ANY FORM OF TAXATION OR TO MAKE ANY APPROPRIATION FOR THE PAYMENT OF THE NOTES.

REGISTERED
No.
SEE REVERSE FOR CERTAIN DEFINITIONS
CINS NO.: U6202M AA 9 ISIN NO.: USU6202MAA9 Common Code: 009343482

        THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

MPC NATURAL GAS FUNDING TRUST

6.20% TRANSITION BONDS

        MPC Natural Gas Funding Trust, a special purpose Delaware statutory business trust (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [    ] DOLLARS in semi-annual installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before March 15, 2012 (the "Scheduled Maturity Date") and to pay interest, at the rate of 6.20% per annum, on each of March 15 and September 15 of each year, or if any such day is not a Business Day, the next succeeding Business Day, commencing on September 15, 1999 and continuing until the earlier of the payment of the principal hereof and the Scheduled Maturity Date (each a "Payment Date"), on the principal amount of this Note until the outstanding principal balance on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule. Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from December 22, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of and premium, if any on this Note, all in the manner set forth in Section 8.02 of the Indenture.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

2

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:
MPC NATURAL GAS FUNDING TRUST
	By:	Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee,
By:	Authorized Signatory

3

[REVERSE OF NOTE]

        This Book-Entry Note is issued in respect of 6.20% Transition Bonds of the Issuer, designated as its Notes (herein called the "Notes"), issued under an indenture dated as of December 22, 1998, (such indenture, as supplemented and amended, is herein called the "Indenture"), both between the Issuer and U.S. Bank National Association, a national banking association, as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. All terms used in this Note that are defined in the Indenture, as so amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so amended.

        The Notes issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

        The principal of this Note shall be payable on each Payment Date only to the extent that amounts in the Collection Account (excluding funds available in the Liquidity Subaccount) are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule, unless payable earlier either because (x) an Event of Default shall have occurred and be continuing and the Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in accordance with Section 5.02(a) of the Indenture, (y) the Issuer shall have called for the redemption of the Notes pursuant to Section 10.01 of the Indenture or (z) the Issuer shall have called for the redemption of the Notes pursuant to Section 10.04 of the Indenture upon the occurrence of a repurchase of the Transition Property by the Seller pursuant to Section 5.01(b) of the Sale Agreement. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Maturity Date hereof or the Redemption Date, if any, herefore. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of all the Notes have declared all the Notes to be immediately due and payable in the manner provided in Section 5.02(a) of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto based on the respective principal amounts of the Notes held by them.

        Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by wire transfer in immediately available funds to a U.S. dollar account maintained by the Depositary with a bank in New York City, such notice to remain effective until such time as the Noteholder designates a writing delivered to the Trustee another account, to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Register as of the close of business on the Record Date, except for the final installment of principal and premium, if any, payable with respect to this Note on a Payment Date which shall be payable as provided below. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or note noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Note

4

and shall specify the place where this Note may be presented and surrendered for payment of such installment.

        The Issuer shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful.

        As provided in the Indenture, the Notes may be redeemed, in whole but not in part, at the option of the Issuer on any Payment Date at the Redemption Price if, after giving effect to payments that would otherwise be made on such date, the Outstanding Amount of the Notes has been reduced to less than five percent of the initial principal balance thereof.

        No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or 9.05 of the Indenture not involving any transfer.

        Each Noteholder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in its individual capacity).

        Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of all the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Notes under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        The Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

        The Holder of this Note by the acceptance hereof agrees that, notwithstanding any provision of the Indenture to the contrary, the Holder shall have no recourse against the Issuer, but shall look only to the Collateral, with respect to any amounts due to the Holder under this Note.

5

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                     , attorney, to transfer said Note on the Books kept for registration thereof, with full power of substitution in the premises.

Dated:	Signature Guaranteed:	/*/

/*/
NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

6

Schedule B

Transfers: (for use by the Registrar only)

Transferor	Transferee	Pledge or other Encumbrance (If applicable)	Date recorded in Register	Signature and Seal of Registrar

7

EXHIBIT A-2

FORM OF UNRESTRICTED BOOK-ENTRY NOTE

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC. ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS BOOK-ENTRY NOT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS BOOK-ENTRY NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.05 AND 3.11 AND 11.07 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        THE NOTES REPRESENT A LIMITED OBLIGATION OF THE ISSUER ONLY AND DO NOT REPRESENT AN OBLIGATION OF MPC OR ANY OF ITS AFFILIATES. NONE OF THE NOTES OR THE TRANSITION PROPERTY WILL BE GUARANTEED OR INSURED BY MPC OR ANY OF ITS AFFILIATES. THE NOTES DO NOT CONSTITUTE INDEBTEDNESS OR A LOAN OF CREDIT OF THE STATE OF MONTANA OR ANY POLITICAL SUBDIVISION OF THE STATE OF MONTANA WITHIN ANY CONSTITUTIONAL OR STATUTORY PROVISION. NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF MONTANA IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THE NOTES OR TO THE PAYMENTS IN RESPECT OF THE TRANSITION PROPERTY, AND NEITHER THE STATE OF MONTANA NOR ANY POLITICAL SUBDIVISION OF THE STATE OF MONTANA IS OBLIGATED, DIRECTLY, INDIRECTLY, OR CONTINGENTLY, TO LEVY OR TO PLEDGE ANY FORM OF TAXATION OR TO MAKE ANY APPROPRIATION FOR THE PAYMENT OF THE NOTES.

REGISTERED
No.
SEE REVERSE FOR CERTAIN DEFINITIONS

CINS NO.: U6202M AA 9 ISIN NO.: USU6202MAA9 Common Code: 009343482

        THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

MPC NATURAL GAS FUNDING TRUST

6.20% TRANSITION BONDS

        MPC Natural Gas Funding Trust, a special purpose Delaware statutory business trust (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [            ] DOLLARS in semi-annual installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before March 15, 2012 (the "Scheduled Maturity Date") and to pay interest, at the rate of 6.20% per annum, on each of March 15 and September 15 of each year, or if any such day is not a Business Day, the next succeeding Business Day, commencing on September 15, 1999 and continuing until the earlier of the payment of the principal hereof and the Scheduled Maturity Date (each a "Payment Date"), on the principal amount of this Note until the outstanding principal balance on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule. Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from December 22, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of and premium, if any, on this Note, all in the manner set forth in Section 8.02 of the Indenture.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall be entitled to any benefit under the Indenture referred to on, the reverse hereof, or be valid or obligatory for any purpose.

2

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:
MPC NATURAL GAS FUNDING TRUST
	By:	Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee,
By:	Authorized Signatory

3

[REVERSE OF NOTE]

        This Book-Entry Note is issued in respect of 6.20% Transition Bonds of the Issuer, designated as its Notes (herein called the "Notes"), issued under an indenture dated as of December 22, 1998, (such indenture, as supplemented and amended, is herein called the "Indenture"), both between the Issuer and U.S. Bank National Association, a national banking association, as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. All terms used in this Note that are defined in the Indenture, as so amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so amended.

        The Notes issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

        The principal of this Note shall be payable on each Payment Date only to the extent that amounts in the Collection Account (excluding funds available in the Liquidity Subaccount) are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule, unless payable earlier either because (x) an Event of Default shall have occurred and be continuing and the Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in accordance with Section 5.02(a) of the Indenture, (y) the Issuer shall have called for the redemption of the Notes pursuant to Section 10.01 of the Indenture or (z) the Issuer shall have called for the redemption of the Notes pursuant to Section 10.04 of the Indenture upon the occurrence of a repurchase of the Transition Property by the Seller pursuant to Section 5.01(b) of the Sale Agreement. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Maturity Date hereof or the Redemption Date, if any, herefore. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of all the Notes have declared all the Notes to be immediately due and payable in the manner provided in Section 5.02(a) of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto based on the respective principal amounts of the Notes held by them.

        Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by wire transfer in immediately available funds to a U.S. dollar account maintained by the Depositary with a bank in New York City, such notice to remain effective until such time as the Noteholder designates in a writing delivered to the Trustee another account, to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Register as of the close of business on the Record Date, except for the final installment of principal and premium, if any, payable with respect to this Note on a Payment Date which shall be payable as provided below. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Note

4

and shall specify the place where this Note may be presented and surrendered for payment of such installment.

        The Issuer shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful.

        As provided in the Indenture, the Notes may be redeemed, in whole but not in part, at the option of the Issuer on any Payment Date at the Redemption Price if, after giving effect to payments that would otherwise be made on such date, the Outstanding Amount of the Notes has been reduced to less than five percent of the initial principal balance thereof.

        No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or 9.05 of the Indenture not involving any transfer.

        Each Noteholder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in its individual capacity).

        Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of all the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Notes under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

        The Holder of this Note by the acceptance hereof agrees that, notwithstanding any provision of the Indenture to the contrary, the Holder shall have no recourse against the Issuer, but shall look only to the Collateral, with respect to any amounts due to the Holder under this Note.

5

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	Signature Guaranteed:	/*/

/*/
NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

6

Schedule B

Transfers: (for use by the Registrar only)

Transferor	Transferee	Pledge or other Encumbrance (If applicable)	Date recorded in Register	Signature and Seal of Registrar

7

EXHIBIT A-3

FORM OF RESTRICTED BOOK-ENTRY NOTE

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"). TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS BOOK-ENTRY NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE. AND TRANSFERS OF PORTIONS OF THIS BOOK-ENTRY NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.05 AND 3.11 AND 11.07 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE, AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

        THE NOTES REPRESENT A LIMITED OBLIGATION OF THE ISSUER ONLY AND DO NOT REPRESENT AN OBLIGATION OF MPC OR ANY OF ITS AFFILIATES. NONE OF THE NOTES OR THE TRANSITION PROPERTY WILL BE GUARANTEED OR INSURED BY MPC OR ANY OF ITS AFFILIATES. THE NOTES DO NOT CONSTITUTE INDEBTEDNESS OR A LOAN OF CREDIT OF THE STATE OF MONTANA OR ANY POLITICAL SUBDIVISION OF THE STATE OF MONTANA WITHIN ANY CONSTITUTIONAL OR STATUTORY PROVISION. NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF MONTANA IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THE NOTES OR TO THE PAYMENTS IN RESPECT OF THE TRANSITION PROPERTY, AND NEITHER THE STATE OF MONTANA NOR ANY POLITICAL SUBDIVISION OF THE STATE OF MONTANA IS OBLIGATED, DIRECTLY, INDIRECTLY, OR CONTINGENTLY, TO LEVY OR TO PLEDGE ANY FORM OF TAXATION OR TO MAKE ANY APPROPRIATION FOR THE PAYMENT OF THE NOTES.

REGISTERED
No.
SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. 553206 AA 1

        THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

MPC NATURAL GAS FUNDING TRUST

6.20% TRANSITION BONDS

        MPC Natural Gas Funding Trust, a special purpose Delaware statutory business trust (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [            ] DOLLARS in semi-annual installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before March 15, 2012 (the "Scheduled Maturity Date") and to pay interest, at the rate of 6.20% per annum, on each of March 15 and September 15 of each year, or if any such day is not a Business Day, the next succeeding Business Day, commencing on September 15, 1999 and continuing until the earlier of the payment of the principal hereof and the Scheduled Maturity Date (each a "Payment Date"), on the principal amount of this Note until the outstanding principal balance on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule. Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from December 22, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of and premium, if any, on this Note, all in the manner set forth in Section 8.02 of the Indenture.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

2

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:
MPC NATURAL GAS FUNDING TRUST
	By:	Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee,
By:	Authorized Signatory

3

[REVERSE OF NOTE]

        This Book-Entry Note is issued in respect of 6.20% Transition Bonds of the Issuer, designated as its Notes (herein called the "Notes"), issued under an indenture dated as of December 22, 1998, (such indenture, as supplemented and amended, is herein called the "Indenture"), both between the Issuer and U.S. Bank National Association, a national banking association, as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. All terms used in this Note that are defined in the Indenture, as so amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so amended.

        The Notes issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

        The principal of this Note shall be payable on each Payment Date only to the extent that amounts in the Collection Account (excluding funds available in the Liquidity Subaccount) are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule, unless payable earlier either because (x) an Event of Default shall have occurred and be continuing and the Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in accordance with Section 5.02(a) of the Indenture, (y) the Issuer shall have called for the redemption of the Notes pursuant to Section 10.01 of the Indenture or (z) the Issuer shall have called for the redemption of the Notes pursuant to Section 10.04 of the Indenture upon the occurrence of a repurchase of the Transition Property by the Seller pursuant to Section 5.01(b) of the Sale Agreement. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Maturity Date hereof or the Redemption Date, if any, herefore. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of all the Notes have declared all the Notes to be immediately due and payable in the manner provided in Section 5.02(a) of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto based on the respective principal amounts of the Notes held by them.

        Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by wire transfer in immediately available funds to a U.S. dollar account maintained by the Depositary with a bank in New York City, such notice to remain effective until such time as the Noteholder designates in a writing delivered to the Trustee another account, to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Register as of the close of business on the Date, except for the final installment of principal and premium, if any, payable with respect to this Note on a Payment Date which shall be payable as provided below. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Note

4

and shall specify the place where this Note may be presented and surrendered for payment of such installment.

        The Issuer shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful.

        As provided in the Indenture, the Notes may be redeemed, in whole but not in part, at the option of the Issuer on any Payment Date at the Redemption Price if, after giving effect to payments that would otherwise be made on such date, the Outstanding Amount of the Notes has been reduced to less than five percent of the initial principal balance thereof.

        No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or 9.05 of the Indenture not involving any transfer.

        Each Noteholder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in its individual capacity).

        Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of all the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Notes under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

        The Holder of this Note by the acceptance hereof agrees that, notwithstanding any provision of the Indenture to the contrary, the Holder shall have no recourse against the Issuer, but shall look only to the Collateral, with respect to any amounts due to the Holder under this Note.

5

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                     , attorney to transfer said Note on the books kept for registration thereof with full power of substitution in the premises.

Dated:	Signature Guaranteed:	/*/

/*/
NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

6

Schedule B

Transfers: (for use by the Registrar only)

Transferor	Transferee	Pledge or other Encumbrance (If applicable)	Date recorded in Register	Signature and Seal of Registrar

7

EXHIBIT B
TO INDENTURE

FORM OF DEFINITIVE NOTE

        [THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE, AND, IN ADDITION TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN A EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.](1)

(1)
To be inserted if the Definitive Certificate is being issued in exchange for an interest in the Unrestricted Book-Entry Note.

        [THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY OTHER SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUANCE DATE OF THE NOTES (THE "DISTRIBUTION COMPLIANCE PERIOD") IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES IN THE UNITED STATES AND OUTSIDE OF THE UNITED STATES (THE "OFFERING"). THE SALE, PLEDGE OR TRANSFER OF THE NOTES EVIDENCE HEREBY IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THE NOTES EVIDENCED HEREBY, ACKNOWLEDGES THAT SUCH NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES THAT SUCH NOTES MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAW OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE SECURITIES, AND PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, ONLY (A) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (2) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.](2)

(2)
To be inserted if the Definitive Certificate is being issued in exchange for an interest in the Temporary Book-Entry Note.

        THE NOTES REPRESENT A LIMITED OBLIGATION OF THE ISSUER ONLY AND DO NOT REPRESENT AN OBLIGATION OF MPC OR ANY OF ITS AFFILIATES. NONE OF THE NOTES OR THE TRANSITION PROPERTY WILL BE GUARANTEED OR INSURED BY MPC OR ANY OF ITS AFFILIATES. THE NOTES DO NOT CONSTITUTE INDEBTEDNESS OR A LOAN OF CREDIT OF THE STATE OF MONTANA OR ANY POLITICAL SUBDIVISION OF THE STATE OF MONTANA WITHIN ANY CONSTITUTIONAL OR STATUTORY PROVISION.

NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF MONTANA IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THE NOTES OR TO THE PAYMENTS IN RESPECT OF THE TRANSITION PROPERTY, AND NEITHER THE STATE OF MONTANA NOR ANY POLITICAL SUBDIVISION OF THE STATE OF MONTANA IS OBLIGATED, DIRECTLY, INDIRECTLY, OR CONTINGENTLY, TO LEVY OR TO PLEDGE ANY FORM OF TAXATION OR TO MAKE ANY APPROPRIATION FOR THE PAYMENT OF THE NOTES.

REGISTERED
No.
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP NO. 553206 AB 9

        THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

MPC NATURAL GAS FUNDING TRUST

6.20% TRANSITION BONDS

        MPC Natural Gas Funding Trust, a special purpose Delaware statutory business trust (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [            ] DOLLARS in semi-annual installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before March 15, 2012 (the "Scheduled Maturity Date") and to pay interest, at the rate of 6.20% per annum, on each of March 15 and September 15 of each year, or if any such day is not a Business Day, the next succeeding Business Day, commencing on September 15, 1999 and continuing until the earlier of the payment of the principal hereof and the Scheduled Maturity Date (each a "Payment Date"), on the principal amount of this Note until the outstanding principal balance on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule. Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from December 22, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of and premium, if any, on this Note, all in the manner set forth in Section 8.02 of the Indenture.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

2

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:
MPC NATURAL GAS FUNDING TRUST
	By:	Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee,
By:	Authorized Signatory

3

[REVERSE OF NOTE]

        This Note is one of the 6.20% Transition Bonds of the Issuer, designated as its Notes (herein called the "Notes"), issued under an indenture dated as of December 22, 1998, (such indenture, as supplemented and amended, is herein called the "Indenture"), both between the Issuer and U.S. Bank National Association, a national banking association, as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. All terms used in this Note that are defined in the Indenture, as so amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so amended.

        The Notes issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

        The principal of this Note shall be payable on each Payment Date only to the extent that amounts in the Collection Account (excluding funds available in the Liquidity Subaccount) are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule, unless payable earlier either because (x) an Event of Default shall have occurred and be continuing and the Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in accordance with Section 5.02(a) of the Indenture, (y) the Issuer shall have called for the redemption of the Notes pursuant to Section 10.01 of the Indenture or (z) the Issuer shall have called for the redemption of the Notes pursuant to Section 10.04 of the Indenture upon the occurrence of a repurchase of the Transition Property by the Seller pursuant to Section 5.01(b) of the Sale Agreement. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Maturity Date hereof or the Redemption Date, if any, herefore. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of all the Notes have declared all the Notes to be immediately due and payable in the manner provided in Section 5.02(a) of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto based on the respective principal amounts of the Notes held by them.

        Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made either (A) by a U.S. dollar check drawn on a bank in New York City mailed to the Noteholder or the first-named of joint Noteholders at such Noteholder's registered address appearing in the Register maintained by the Registrar or (B) upon written notice delivered to the Trustee with appropriate transfer instructions, by any Noteholder owning at least U.S.$1,000,000 in original principal amount of Definitive Notes not later than the relevant Record Date, by wire transfer in immediately available funds to a U.S. dollar account maintained by the Noteholder with a bank in the United States, such notice to remain effective until such time as the Noteholder designates in a writing delivered to the Trustee another account to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Register as of the close of business on the Record Date, except for the final installment of principal and premium, if any, payable with respect to this Note on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all

4

future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Note and shall specify the place where this Note may be presented and surrendered for payment of such installment

        The Issuer shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful.

        As provided in the Indenture, the Notes may be redeemed, in whole but not in part, at the option of the Issuer on any Payment Date at the Redemption Price if, after giving effect to payments that would otherwise be made on such date, the Outstanding Amount of the Notes has been reduced to less than five percent of the initial principal balance thereof.

        No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or 9.05 of the Indenture not involving any transfer.

        Each Noteholder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in its individual capacity).

        Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer-with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of all the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

5

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Notes under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

        The Holder of this Note by the acceptance hereof agrees that, notwithstanding any provision of the Indenture to the contrary, the Holder shall have no recourse against the Issuer, but shall look only to the Collateral, with respect to any amounts due to the Holder under this Note.

6

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	Signature Guaranteed:	/*/

/*/
NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

7

Schedule B

Transfers: (for use by the Registrar only)

Transferor	Transferee	Pledge or other Encumbrance (If applicable)	Date recorded in Register	Signature and Seal of Registrar

8

EXHIBIT C-1
TO INDENTURE

FORM OF INSTITUTIONAL ACCREDITED
INVESTOR TRANSFEREE COMPLIANCE LETTER

MPC Natural Gas Funding Trust
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, DE 19890
Attn: Corporate Trust Administration

U.S. Bank National Association
100 Wall Street, 16th floor
New York, NY 10005

  Re:
  MPC Natural Gas Funding Trust
  $62,700,000 of 6.20% Transition Bonds

Ladies and Gentlemen:

        In connection with our proposed purchase of $[                        ] aggregate principal amount of the 6.20% Transition Bonds (the "Notes") of MPC Natural Gas Funding Trust (the "Issuer"), we confirm that:

          1.    We understand that the Notes have not been registered under the U.S. Securities Act of 1933 (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should resell, pledge or otherwise transfer such Notes within two years after the original issuance of the Notes or if we were during the three months preceding the proposed date of transfer an Affiliate (within the meaning of Rule 144 under the Securities Act ("Rule 144A")) of the Issuer, such Notes may be resold, pledged or transferred only (i) to the Issuer, (ii) so long as such Notes are eligible for resale pursuant to Rule 144A, to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the Notes for investment purposes and not for distribution and an Institutional Accredited Investor Transferee Compliance Letter in the form hereof is delivered to the Issuer and to the U.S. Bank National Association (the "Trustee") under the Indenture relating to the Notes by such accredited investor, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Notes from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Notes by us that the Issuer and the Trustee may request and if so requested we will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

          2.    We are an institutional investor and are an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          3.    We understand that the Notes will be issued solely in physical certificated form (and not in the form of interests in securities deposited with The Depository Trust Company) and the minimum principal amount of Notes that may be purchased by an institutional accredited investor is $100,000.

          4.    We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          5.    You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF PURCHASER]
By:
Name: Title:
Date:

C-1-2

EXHIBIT C-2
TO INDENTURE

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFERS OF NOTES PURSUANT TO REGULATION S

MPC Natural Gas Funding Trust
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, DE 19890

        Attn: Corporate Trust Administration

U.S. Bank National Association
100 Wall Street, 16th floor
New York, NY 10005

Re:	MPC Natural Gas Funding Trust (the "Issuer") $62,700,000 of 6.20% Transition Bonds (the "Notes")

Ladies and Gentlemen:

        In connection with our proposed sale of U.S. $[                        ] principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

        (a)  the offer of the Notes was not made to a person in the United States;

        (b)  either:

            (i)  at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed and believes that the transferee was outside the United States or

          (ii)  the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States;

        (c)  no directed selling efforts have been made in contravention of the requirements of Rule 904(a)(2) of Regulation S;

        (d)  the beneficial owner or owners of the Notes are not distributors of the Notes, affiliates of the Issuer or any such distributor or a person acting on behalf of any of the foregoing;

        (e)  if the beneficial owner or owners of the Notes are dealers in securities or have received a selling concession, fee or other remuneration in respect of the Notes, and the transfer is to occur during the Distribution Compliance Period, then the requirements of Rule 904(b)(1) have also been satisfied;

        (f)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

        (g)  upon completion of the transaction, the beneficial interest being transferred as described above is to be held with DTC through Euroclear or Cedel or both (Common Code     ) [Required if during the Distribution Compliance Period].

C-2-1

        You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]
By:	Name: Title:

C-2-2

EXHIBIT C-3
TO INDENTURE

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFERS OF NOTES PURSUANT TO RULE 144A

                                ,

MPC Natural Gas Funding Trust
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, DE 19890

        Attn: Corporate Trust Administration

U.S. Bank National Association
100 Wall Street, 16th floor
New York, NY 10005

Re:	MPC Natural Gas Funding Trust (the "Issuer") $62,700,000 of 6.20% Transition Bonds (the "Notes")

Ladies and Gentlemen:

        In connection with our proposed sale of U.S. $[                        ] principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we do hereby further certify that the Notes are being transferred to a Person whom we reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A ("QIB") purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A and in accordance with any applicable blue sky or securities laws of any state of the United States.

        You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,
By:	Name: Title:

C-3-1

EXHIBIT D
TO INDENTURE

        THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE, AND, IN ADDITION, TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

D-1

EXHIBIT E
TO INDENTURE

FORM OF CLEARING SYSTEM CERTIFICATE
MPC Natural Gas Funding Trust
$62,700,000 of 6.20% Transition Bonds (the "Notes")

        This is to certify that, with respect to U.S. $62,700,000 principal amount of the above-captioned Notes, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Notes set forth above (our "Member Organizations"), certifications with respect to such portion, substantially to the effect set forth in the Indenture.

        We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Unrestricted Book-Entry Note (as defined in the Indenture dated as of December 22, 1998, by and between MPC Natural Gas Funding Trust and U.S. Bank National Association, as trustee thereunder) excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

        We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: ,
Yours faithfully, [MORGAN GUARANTY TRUST COMPANY OF NEW YORK, Brussels office, as operator of the Euroclear System]
or
[CEDEL S.A.]
By

E-1

SCHEDULE 1
to MPC Indenture

REQUIRED OVERCOLLATERALIZATION LEVEL

DATE	BALANCE
September 15, 1999	$12,058
March 15, 2000	24,115
September 15, 2000	36,173
March 15, 2001	48,231
September 15, 2001	60,288
March 15, 2002	72,346
September 15, 2002	84,404
March 15, 2003	96,462
September 15, 2003	108,519
March 15, 2004	120,577
September 15, 2004	132,635
March 15, 2005	144,692
September 15, 2005	156,750
March 15, 2006	168,808
September 15, 2006	180,865
March 15, 2007	192,923
September 15, 2007	204,981
March 15, 2008	217,038
September 15, 2008	229,096
March 15, 2009	241,154
September 15, 2009	253,212
March 15, 2010	265,269
September 15, 2010	277,327
March 15, 2011	289,385
September 15, 2011	301,442
March 15, 2012	313,500

QuickLinks

  EXHIBIT 4.7(a)
TABLE OF CONTENTS
  EXHIBIT A-1
  EXHIBIT A-2
  EXHIBIT A-3
  EXHIBIT B TO INDENTURE
  EXHIBIT C-1 TO INDENTURE
FORM OF INSTITUTIONAL ACCREDITED INVESTOR TRANSFEREE COMPLIANCE LETTER
  EXHIBIT C-2 TO INDENTURE
  EXHIBIT C-3 TO INDENTURE
  EXHIBIT D TO INDENTURE
  EXHIBIT E TO INDENTURE
  SCHEDULE 1 to MPC Indenture